                                                                      EXHIBIT 4i

                                                                  EXECUTION COPY

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                                  $300,000,000

                           SIXTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of May 18, 2005

                                     Among

                             CMS ENERGY CORPORATION
                                  as a Borrower

                             CMS ENTERPRISES COMPANY
                                  as a Borrower

                             THE BANKS NAMED HEREIN
                                    as Banks

                               CITICORP USA, INC.
                  as Administrative Agent and Collateral Agent

                         UNION BANK OF CALIFORNIA, N.A.
                              as Syndication Agent

                                       and

                                BARCLAYS BANK PLC
                            JPMORGAN CHASE BANK, N.A.
                                       AND
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             as Documentation Agents

                          ----------------------------

                          CITIGROUP GLOBAL MARKETS INC.
                       AND UNION BANK OF CALIFORNIA, N.A.
                 as Joint Book Managers and Joint Lead Arrangers

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section                                                                         Page
                                      ARTICLE I
                           DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.........................................     2
SECTION 1.02.  Computation of Time Periods; Construction.....................    21
SECTION 1.03.  Accounting Terms..............................................    22

                                      ARTICLE II
                COMMITMENTS, LOANS, FEES, PREPAYMENTS AND OUTSTANDINGS

SECTION 2.01.  Making Loans..................................................    23
SECTION 2.02.  Fees..........................................................    23
SECTION 2.03.  Commitments; Mandatory Prepayments............................    24
SECTION 2.04.  Computations of Outstandings..................................    24

                                     ARTICLE III
                                        LOANS

SECTION 3.01.  Loans.........................................................    25
SECTION 3.02.  Conversion of Loans...........................................    26
SECTION 3.03.  Interest Periods..............................................    26
SECTION 3.04.  Other Terms Relating to the Making and Conversion of Loans....    26
SECTION 3.05.  Repayment of Loans; Interest..................................    29

                                      ARTICLE IV
                                  LETTERS OF CREDIT

SECTION 4.01.  Issuing Banks.................................................    29
SECTION 4.02.  Letters of Credit.............................................    29
SECTION 4.03.  Issuing Bank Fees.............................................    31
SECTION 4.04.  Reimbursement to Issuing Banks................................    31
SECTION 4.05.  Obligations Absolute..........................................    32
SECTION 4.06.  Indemnification; Liability of Issuing Banks and the Lenders...    33
SECTION 4.07.  Currency Equivalents..........................................    34
SECTION 4.08.  Judgment Currency.............................................    34
SECTION 4.09.  Cash Collateral Agreement.....................................    34
SECTION 4.10.  Court Order...................................................    35

                                      ARTICLE V
                     PAYMENTS, COMPUTATIONS AND YIELD PROTECTION

SECTION 5.01.  Payments and Computations.....................................    35
SECTION 5.02.  Interest Rate Determination...................................    37

SECTION 5.03.  Prepayments....................................................   37
SECTION 5.04.  Yield Protection...............................................   38
SECTION 5.05.  Sharing of Payments, Etc.......................................   39
SECTION 5.06.  Taxes..........................................................   40
SECTION 5.07.  Apportionment of Payments......................................   41
SECTION 5.08.  Proceeds of Collateral.........................................   43

                                      ARTICLE VI
                                 CONDITIONS PRECEDENT

SECTION 6.01.  Conditions Precedent to the Effectiveness of this Agreement....   43
SECTION 6.02.  Conditions Precedent to Each Extension of Credit...............   46
SECTION 6.03.  Conditions Precedent to Certain Extensions of Credit...........   46
SECTION 6.04.  Additional Loan Parties........................................   47
SECTION 6.05.  Reliance on Certificates.......................................   47

                                     ARTICLE VII
                            REPRESENTATIONS AND WARRANTIES

SECTION 7.01.  Representations and Warranties of the Borrowers................   47

                                     ARTICLE VIII
                              COVENANTS OF THE BORROWERS

SECTION 8.01.  Affirmative Covenants..........................................   52
SECTION 8.02.  Negative Covenants.............................................   55
SECTION 8.03.  Reporting Obligations..........................................   63

                                      ARTICLE IX
                                       DEFAULTS

SECTION 9.01.  Events of Default..............................................   66
SECTION 9.02.  Remedies.......................................................   68

                                      ARTICLE X
                                      THE AGENTS

SECTION 10.01. Authorization and Action.......................................   69
SECTION 10.02. Indemnification................................................   71
SECTION 10.03. Concerning the Collateral and the Loan Documents...............   72
SECTION 10.04. Release of Guarantors..........................................   73

                                      ARTICLE XI
                                    MISCELLANEOUS

SECTION 11.01. Amendments, Etc................................................   73
SECTION 11.02. Notices, Etc...................................................   74
SECTION 11.03. No Waiver of Remedies..........................................   75

SECTION 11.04. Costs, Expenses and Indemnification............................   75
SECTION 11.05. Right of Set-off...............................................   76
SECTION 11.06. Binding Effect.................................................   77
SECTION 11.07. Assignments and Participation..................................   77
SECTION 11.08. Confidentiality................................................   80
SECTION 11.09. Waiver of Jury Trial...........................................   80
SECTION 11.10. Governing Law; Submission to Jurisdiction......................   80
SECTION 11.11. Relation of the Parties; No Beneficiary........................   81
SECTION 11.12. Execution in Counterparts......................................   81
SECTION 11.13. Survival of Agreement..........................................   81
SECTION 11.14. Platform.......................................................   82
SECTION 11.15. USA Patriot Act................................................   83

                                     ARTICLE XII
                                CO-BORROWER PROVISIONS

SECTION 12.01. Appointment....................................................   83
SECTION 12.02. Separate Actions...............................................   84
SECTION 12.03. Obligations Absolute and Unconditional.........................   84
SECTION 12.04. Waivers and Acknowledgements...................................   85
SECTION 12.05. Contribution Among Borrowers...................................   85
SECTION 12.06. Subrogation; Reinstatement.....................................   86
SECTION 12.07. Subordination..................................................   86

                                     ARTICLE XIII
             NO NOVATION; REFERENCES TO THIS AGREEMENT IN LOAN DOCUMENTS

SECTION 13.01. No Novation....................................................   88
SECTION 13.02. References to This Agreement In Loan Documents.................   88

Exhibits

EXHIBIT A   - Form of Notice of Borrowing
EXHIBIT B   - Form of Notice of Conversion
EXHIBIT C   - Form of Opinion of Belinda Foxworth, Esq., counsel to the
              Borrowers
EXHIBIT D   - Form of Opinion of Sidley Austin Brown & Wood LLP, special counsel to the Administrative Agent
EXHIBIT E   - Form of Compliance Schedule
EXHIBIT F   - Form of Lender Assignment
EXHIBIT G   - Terms of Subordination (Junior Subordinated Debt)
EXHIBIT H   - Terms of Subordination (Guaranty of Hybrid Preferred Securities)
EXHIBIT I   - Amended and Restated Guaranty
EXHIBIT J   - Third Amended and Restated Pledge and Security Agreement (Company)
EXHIBIT K   - Pledge and Security Agreement (Enterprises and Grantors)
EXHIBIT L   - AIG Pledge Agreement
EXHIBIT M   - Intercreditor Agreement
EXHIBIT N   - Cash Collateral Agreement

Schedules

COMMITMENT SCHEDULE
PRICING SCHEDULE
SCHEDULE I        Certain Debt
SCHEDULE II       Pledged Ownership Interests
SCHEDULE III      Transitional Letters of Credit

ATTACHMENT A      Reaffirmation

                   SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of May 18, 2005

      THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (the "AGREEMENT") is made by and among:

      (i)   CMS Energy Corporation, a Michigan corporation (the "COMPANY"),

      (ii) CMS Enterprises Company, a Michigan corporation ("ENTERPRISES" and, together with the Company, the "BORROWERS"),

      (iii) the banks (the "BANKS") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto,

      (iv) Citicorp USA, Inc. ("CUSA"), as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders hereunder and as collateral agent (the "COLLATERAL AGENT") for the Lenders hereunder, and

      (v) Union Bank of California, N.A., as syndication agent (the "SYNDICATION AGENT"), and Barclays Bank plc, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as documentation agents (the "DOCUMENTATION AGENTS").

                             PRELIMINARY STATEMENTS

      The Borrowers have requested that the Banks amend and restate the Existing Credit Agreement (as hereafter defined) to provide the credit facility hereinafter described in the amount and on the terms and conditions set forth herein. The Banks have so agreed on the terms and conditions set forth herein, and the Agents have agreed to act as agents for the Lenders and the Issuing Banks on such terms and conditions.

      The parties hereto acknowledge and agree that neither Consumers (as hereinafter defined) nor any of its Subsidiaries (as hereinafter defined) will be a party to, or will in any way be bound by any provision of, this Agreement or any other Loan Document (as hereinafter defined), and that no Loan Document will be enforceable against Consumers or any of its Subsidiaries or their respective assets.

      Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "ABR LOAN" means a Loan that bears interest as provided in Section 3.05(b)(i).

            "ACCOUNTING CHANGE" is defined in Section 1.03.

            "ADJUSTED LIBO RATE" means, for each Interest Period for each Eurodollar Rate Loan made as part of the same Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

            "AGENT" means, as the context may require, the Administrative Agent, the Collateral Agent, the Syndication Agent or the Documentation Agents, and "Agents" means any or all of the foregoing.

            "AIG PLEDGE AGREEMENT" means that certain Pledge and Security Agreement, dated as of January 8, 2003, by and among Enterprises and the other grantors parties thereto in favor of American Home Assurance Company, as collateral agent, a copy of which is attached hereto as Exhibit L, as amended, restated, supplemented or otherwise modified from time to time.

            "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) 1/2 of one percent above the CD Rate, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, CD Rate or the Federal Funds Effective Rate, respectively.

            "ALTERNATIVE CURRENCY" means euro and Indian Rupees; provided, that if with respect to any of the foregoing currencies (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, a Dollar Equivalent of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be an Alternative Currency until such time as all of the Lenders agree to reinstate such currency as an Alternative Currency.

            "APPLICABLE ABR MARGIN" means, on any date of determination, the rate per annum then applicable to ABR Loans determined in accordance with the provisions of the Pricing Schedule hereto.

            "APPLICABLE EURODOLLAR MARGIN" means, on any date of determination, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of the Pricing Schedule hereto.

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender, at the address specified for such Lender on its signature page to this Agreement or in the Lender Assignment pursuant to which it became a Lender, as applicable, or at any office, branch, subsidiary or affiliate of such Lender specified in a notice received by the Administrative Agent and the Borrowers from such Lender.

            "APPLICABLE RATE" means:

            (i) in the case of each ABR Loan, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable ABR Margin; and

            (ii) in the case of each Eurodollar Rate Loan comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Adjusted LIBO Rate for such Interest Period plus the Applicable Eurodollar Margin.

            "ARRANGERS" means Citigroup Global Markets Inc. and Union Bank of California, N.A.

            "AVAILABLE COMMITMENT" means, for each Lender on any day, the unused portion of such Lender's Commitment, computed after giving effect to all Extensions of Credit or prepayments to be made on such day and the application of proceeds therefrom. "AVAILABLE COMMITMENTS" means the aggregate of the Lenders' Available Commitments.

            "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.), as amended from time to time, and any successor statute.

            "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

            "BORROWING" means a borrowing consisting of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders, ratably in accordance with their respective Percentages. Any Borrowing consisting of Loans of a particular Type may be referred to as being a Borrowing of such "TYPE". All Loans to the same Borrower of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City or Detroit, Michigan, and, if the applicable Business Day relates to any Eurodollar Rate Loan, on which dealings are carried on in the London interbank market and, if the applicable Business Day relates to any Letter of Credit, a day of the year on which banks are not required or authorized to close in the principal place of business of the related Issuing Bank.

            "CASH COLLATERAL ACCOUNT" means the "Account" as defined in the Cash Collateral Agreement.

            "CASH COLLATERAL AGREEMENT" means that certain Cash Collateral Agreement, dated as of August 3, 2004, between the Borrowers, the Administrative Agent and the Collateral Agent, for the benefit of the Lenders, attached as Exhibit N, as amended, restated, supplemented or otherwise modified from time to time.

            "CASH COLLATERAL REQUIRED AMOUNT" means, as of any date of determination, the difference of (i) one hundred five percent (105%) of the Dollar Equivalent of the aggregate LC Outstandings at such time in respect of undrawn Letters of Credit less (y) the amount of cash on deposit in the Cash Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations.

            "CASH DIVIDEND INCOME" means, for any period, the amount of all cash dividends received by the Company from its Subsidiaries during such period that are paid out of the net income or loss (without giving effect to: any extraordinary gains in excess of $25,000,000, the amount of any write-off or write-down of assets, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, in each case in accordance with GAAP consistently applied, and up to $200,000,000 of other non-cash write-offs) of such Subsidiaries during such period.

            "CD RATE" means the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case, adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent.

            "CHANGE OF CONTROL" means (a) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the then outstanding voting capital stock of the Company, or (b) the majority of the board of directors of the Company shall fail to consist of Continuing Directors, or (c) a consolidation or merger of the Company shall occur after which the holders of the outstanding voting capital stock of the Company immediately prior thereto hold less than 50% of the outstanding voting capital stock of the surviving entity, or (d) more than 50% of the outstanding voting capital stock of the Company shall be transferred to any entity of which the Company owns less than 50% of the outstanding voting capital stock or (e) the Company shall cease to own, directly or indirectly, 80% of the outstanding capital stock of Enterprises.

            "CITIBANK" means Citibank, N.A., a national banking association.

            "CITIGROUP PARTIES" means Citibank, CUSA, Citigroup Global Markets Inc. and each of their respective Affiliates, and each of their respective officers, directors, employees, agents, advisors, and representatives.

            "CLOSING DATE" means May 18, 2005.

            "CMS CAPITAL" means CMS Capital, L.L.C., a Michigan limited liability company, all of whose membership interests are on the Closing Date owned by the Company, and its permitted successors.

            "CMS ERM" means CMS Energy Resource Management Company (formerly known as CMS Marketing, Services and Trading Company), a Michigan corporation, all of whose capital stock is on the Closing Date owned by Enterprises, and its permitted successors.

            "CMS ERM MICHIGAN" means CMS ERM Michigan LLC, a Michigan limited liability company, all of whose membership interests are on the Closing Date owned by CMS ERM, and its permitted successors.

            "CMS GENERATION" means CMS Generation Co., a Michigan corporation, all of whose common stock is on the Closing Date owned by Enterprises, and its permitted successors.

            "CMS GAS TRANSMISSION" means CMS Gas Transmission Company, a Michigan corporation, all of whose common stock is on the Closing Date owned by Enterprises, and its permitted successors.

            "COLLATERAL" means all property and interests in property now owned or hereafter acquired by any Loan Party upon which a Lien is granted under any of the Loan Documents, including, without limitation, all "Collateral" under (and as defined in) the Cash Collateral Agreement.

            "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans to the Borrowers and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit in an aggregate amount no greater than the amount set forth opposite such Lender's name on the Commitment Schedule under the heading "Commitment" or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section

11.07(h), in each case as such amount may be modified from time to time pursuant to Section 2.03. "COMMITMENTS" means the total of the Lenders' Commitments hereunder. As of the Closing Date the aggregate of all of the Lenders' Commitments equals $300,000,000.

            "COMMITMENT FEE RATE" means, on any date of determination, the rate per annum determined in accordance with the provisions of the Pricing Schedule hereto.

            "COMMITMENT SCHEDULE" means the Schedule identifying each Lender's Commitment as of the Closing Date attached hereto and identified as such.

            "COMMITMENT TERMINATION DATE" means the earlier of (i) the Maturity Date and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.03 or 9.02.

            "COMMUNICATIONS" is defined in Section 11.14.

            "COMPANY PLEDGE AGREEMENT" mean that certain Third Amended and Restated Pledge and Security Agreement, dated as of December 8, 2003, by and between the Company and the Collateral Agent, attached hereto as Exhibit J, as amended, restated, supplemented or otherwise modified from time to time.

            "CONFIDENTIAL INFORMATION" has the meaning assigned to that term in
Section 11.08.

            "CONSOLIDATED DEBT" means, without duplication, as determined on a consolidated basis in accordance with GAAP, at any date of determination, the sum of the aggregate Debt of the Company plus the aggregate debt (as such term is construed in accordance with GAAP) of the Consolidated Subsidiaries; provided, however, that:

            (a) Consolidated Debt shall not include any Support Obligation described in clause (iv) or (v) of the definition thereof if such Support Obligation or the primary obligation so supported is not fixed or conclusively determined or is not otherwise reasonably quantifiable as of the date of determination;

            (b) Consolidated Debt shall not include (i) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary or (ii) any guaranty by the Company of payments with respect to any Hybrid Preferred Securities, provided that such guaranty is subordinated to the rights of the Lenders and Issuing Banks hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit H, or pursuant to other terms and conditions satisfactory to the Required Lenders;

            (c) Consolidated Debt shall not include any debt issued by the Company that shall be (i) subordinated to the Obligations of the Loan Parties on terms acceptable to the Administrative Agent and (ii) required to be converted only into non-redeemable common stock of the Company;

            (d) with respect to any Support Obligations provided by the Company in connection with a purchase or sale by CMS ERM or its Subsidiaries of natural gas, natural gas liquids, gas condensates, electricity, oil, propane, coal, any other commodity, weather derivatives or any derivative instrument with respect to any commodity with any other Person (a "COUNTERPARTY"), Consolidated Debt shall include only the excess, if any, of (A) the aggregate amount of any Support Obligations provided by the Company in respect of CMS ERM's or any of its Subsidiary's obligations under any such purchase or sale transaction (a "COVERING TRANSACTION") entered into by CMS ERM or any of its Subsidiaries in connection with such purchase or sale over (B) the aggregate amount of (i) any Support Obligations provided by the direct or indirect parent company of such Counterparty (the "COUNTERPARTY GUARANTOR") and (ii) any irrevocable letter of credit provided by any financial institution for the account of such Counterparty or Counterparty Guarantor, in each case for the benefit of CMS ERM or any of its Subsidiaries in support of such Counterparty's payment obligations to CMS ERM or such Subsidiary arising from such purchase or sale, provided, that (x) the senior, unsecured, non-credit enhanced indebtedness of such Counterparty Guarantor or such financial institution (as the case may be) is rated BBB- (or its equivalent) or higher by any two of S&P, Fitch and Moody's, provided, that in the event that such Counterparty Guarantor has no such rated indebtedness, Dun & Bradstreet Inc. has rated such Counterparty Guarantor at least investment grade, (y) no default by such Counterparty Guarantor in respect of any such Support Obligations provided by such Counterparty Guarantor has occurred and is continuing and (z) such Counterparty Guarantor is not the Company or any Affiliate of the Company or any of its Subsidiaries;

            (e) Consolidated Debt shall not include any Project Finance Debt of the Company or any Consolidated Subsidiary; and

            (f) Consolidated Debt shall not include the principal amount of any Securitized Bonds.

            "CONSOLIDATED EBITDA" means, with reference to any period, the pretax operating income of the Company and its Subsidiaries ("PRETAX OPERATING INCOME") for such period plus, to the extent deducted in determining Pretax Operating Income (without duplication), (i) depreciation, depletion and amortization, and (ii) any non-cash write-offs and write-downs contained in the Company's Pretax Operating Income, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, in each case in accordance with GAAP consistently applied, all calculated for the Company and its Subsidiaries on a consolidated basis for such period; provided, however, that Consolidated EBITDA shall not include any operating income attributable to that portion of the revenues of Consumers dedicated to the repayment of the Securitized Bonds.

            "CONSOLIDATED SUBSIDIARY" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with GAAP.

            "CONSUMERS" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the Closing Date owned by the Company.

            "CONSUMERS CREDIT FACILITY" means Consumer's existing $500,000,000 revolving loan facility, as in effect on the date hereof.

            "CONTINUING DIRECTOR" means, as of any date of determination, any member of the board of directors of the Company who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board of directors at the time of such nomination or election; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

            "CONVERSION", "CONVERT" or "CONVERTED" refers to a conversion of Loans of one Type into Loans of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Loans, as the case may be, pursuant to Section 3.02 or 3.03.

            "DEARBORN INDUSTRIAL ENERGY" means Dearborn Industrial Energy, L.L.C., a Michigan limited liability company, all of whose membership interests are on the Closing Date owned by the Company, and its permitted successors.

            "DEARBORN INDUSTRIAL GENERATION" means Dearborn Industrial Generation, L.L.C., a Michigan limited liability company, all of whose membership interests are on the Closing Date owned by DIE, and its permitted successors.

            "DEBT" means, for any Person, without duplication, any and all indebtedness, liabilities and other monetary obligations of such Person (whether for principal, interest, fees, costs, expenses or otherwise, and whether contingent or otherwise) (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business which are not overdue), (iii) as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) under reimbursement or similar agreements with respect to letters of credit issued thereunder (except reimbursement obligations and letters of credit that are cash collateralized), (v) under any interest rate swap, "cap", "collar" or other hedging agreements; provided, however, for purposes of the calculation of Debt for this clause (v) only, the actual amount of Debt of such Person shall be determined on a net basis to the extent such agreements permit such amounts to be calculated on a net basis, (vi) to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith,
(vii) arising from any accumulated funding deficiency (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) for a Plan, (viii) arising in connection with any withdrawal liability under ERISA to any Multiemployer Plan and (ix) arising from (A) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to warrant or hold harmless, pursuant to a legally binding agreement, a creditor against loss in respect of, Debt of others referred to in clauses (i) through
(viii) above and (B) other guaranty or similar financial obligations in respect of the performance of others, including Support Obligations. Notwithstanding the foregoing, solely for purposes of the calculation required under Section 8.01(j)(ii), Debt shall not include any Junior Subordinated Debt issued by the Company and owned by any Hybrid Preferred Securities Subsidiary.

            "DEBT RATING" shall mean the rating assigned by S&P or Moody's, as applicable, to the senior unsecured long-term debt of the Company (without third-party credit enhancement).

            "DEFAULT" means an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

            "DEFAULT RATE" means a rate per annum equal at all times to (i) in the case of any amount of principal of any Loan that is not paid when due, 2% per annum above the Applicable Rate required to be paid on such Loan immediately prior to the date on which such amount became due, and (ii) in the case of any amount of interest, fees or other amounts payable hereunder that is not paid when due, 2% per annum above the Applicable Rate for an ABR Loan in effect from time to time.

            "DISCLOSED MATTERS" is defined in Section 7.01(f).

            "DOLLAR EQUIVALENT" means, as to Dollars, the amount thereof, and as to any Alternative Currency, the Dollar equivalent of such Alternative Currency as determined by the Administrative Agent in accordance with the provisions of
Section 4.07.

            "DOLLARS" and the sign "$" each means the lawful currency of the United States.

            "ELIGIBLE BANK" means any state or federally chartered bank or any state-licensed foreign bank branch or agency.

            "ENTERPRISES" means CMS Enterprises Company, a Michigan corporation, all of whose common stock is on the Closing Date owned by the Company and its permitted successors.

            "ENTERPRISES CREDIT AGREEMENT" means that certain $150,000,000 Credit Agreement, dated as of July 12, 2002, by and among Enterprises, as borrower, the Borrower, the lenders from time to time parties thereto, and Citicorp USA, Inc., as administrative agent and as collateral agent, which agreement has been paid in full and terminated.

            "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental agency or authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance or to health and safety matters.

            "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "EQUITY DISTRIBUTIONS" means, for any period, the aggregate amount of cash received by the Company from its Subsidiaries during such period that are paid out of proceeds from the sale of common equity of Subsidiaries of the Company.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a commonly controlled trade or business under Sections 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended.

            "EURO" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Counsel of the European Union, or if different, the lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

            "EURO SUBLIMIT" means $50,000,000.

            "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "EURODOLLAR RATE LOAN" means a Loan that bears interest as provided in Section 3.05(b)(ii).

            "EVENT OF DEFAULT" is defined in Section 9.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXISTING CREDIT AGREEMENT" means that certain $300,000,000 Fifth Amended and Restated Credit Agreement, dated as of August 3, 2004, among the Borrowers, the lenders from time to time parties thereto, and CUSA, as administrative agent and as collateral agent, as the same may have been amended, restated, supplemented or otherwise modified from time to time.

            "EXTENSION OF CREDIT" means (i) the making of a Borrowing (including any Conversion), (ii) the issuance of a Letter of Credit, or (iii) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof, increasing the LC Outstandings thereunder, or otherwise altering any of the material terms or conditions thereof.

            "FAIR MARKET VALUE" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $50,000,000, as determined in good faith by the Board of Directors of the Company.

            "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FEE LETTERS" is defined in Section 2.02(b).

            "FITCH" means Fitch, Inc. or any successor thereto.

            "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "FOREIGN SUBSIDIARY" is defined in Section 8.01(l).

            "GAAP" is defined in Section 1.03.

            "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body, required in connection with (i) the execution, delivery, or performance of any Loan Document by any Loan Party, (ii) the grant and perfection of any Lien in favor of the Collateral Agent contemplated by the Loan Documents, or (iii) the exercise by any Agent (on behalf of the Lenders) of any right or remedy provided for under the Loan Documents.

            "GRANTING LENDER" is defined in Section 11.07(f).

            "GRANTOR(S)" means (i) CMS Generation, (ii) CMS Gas Transmission,
(iii) each of the following Subsidiaries of the Company: CMS Capital, CMS Electric & Gas, L.L.C. (formerly known as CMS Electric and Gas Company), a Michigan limited liability company, CMS ERM, CMS International Ventures, L.L.C., a Michigan limited liability company, Dearborn Industrial Energy, Dearborn Industrial Generation and CMS Generation Michigan Power L.L.C., a Michigan limited liability company and (iv) each other Subsidiary of the Company that shall have delivered a supplement to the Subsidiary Pledge Agreement and such other documents as shall be required pursuant to Section 6.04.

            "GUARANTOR" means (i) CMS Generation, (ii) CMS Gas Transmission,
(iii) each other Restricted Subsidiary that has delivered, or shall be obligated to deliver, a supplement to the Guaranty under and pursuant to the terms of
Section 8.01(l) and (iv) each other Subsidiary of the Company that shall have delivered a supplement to the Guaranty and such other documents as shall be required pursuant to Section 6.04.

            "GUARANTY" means that certain Amended and Restated Guaranty, dated as of December 8, 2003, executed by each Guarantor in favor of the Collateral Agent for the benefit of itself and the Lenders, attached hereto as Exhibit I, as amended, restated, supplemented or otherwise modified from time to time.

            "HAZARDOUS SUBSTANCE" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

            "HYBRID PREFERRED SECURITIES" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

            (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company or a wholly-owned direct or indirect Subsidiary of the Company in exchange for Junior Subordinated Debt issued by the Company or such wholly-owned direct or indirect Subsidiary, respectively;

            (ii) such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the Junior Subordinated Debt; and

            (iii) the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) makes periodic interest payments on the Junior Subordinated Debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

            "HYBRID PREFERRED SECURITIES SUBSIDIARY" means any Delaware statutory trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company or Consumers) at all times by the Company or a wholly-owned direct or indirect Subsidiary of the Company, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) and payments made from time to time on such Junior Subordinated Debt.

            "INDEMNIFIED PERSON" is defined in Section 11.04(b).

            "INDENTURE" means that certain Indenture, dated as of September 15, 1992, between the Company and the Trustee, as supplemented by the Seventh Supplemental Indenture, dated as of January 25, 1999, the Tenth Supplemental Indenture, dated as of October 12, 2000, the Eleventh Supplemental Indenture, dated as of March 29, 2001, the Twelfth Supplemental Indenture, dated as of July 2, 2001, the Thirteenth Supplemental Indenture, dated as of July 16, 2003, the Fourteenth Supplemental Indenture, dated as of July 17, 2003, the Fifteenth Supplemental Indenture, dated as of September 29, 2004, the Sixteenth Supplemental Indenture, dated as of December 16, 2004, the Seventeenth Supplemental Indenture, dated as of December 13, 2004, and the Eighteenth Supplemental Indenture, dated as of January 19, 2005, as said Indenture may be further amended or otherwise modified from time to time in accordance with its terms.

            "INDIAN RUPEE" means the lawful currency of India.

            "INDIAN RUPEE SUBLIMIT" means $10,000,000.

            "INTER-BORROWER DEBT" is defined in Section 12.07.

            "INTERCREDITOR AGREEMENT" means that certain Intercreditor and Lien Subordination Agreement, dated as of January 8, 2003, by and among Citicorp USA, Inc., as senior collateral agent, American Home Assurance Company, individually and as junior collateral agent, and St. Paul Fire and Marine Insurance Company, individually, a copy of which is attached hereto as Exhibit M, as amended, restated, supplemented or otherwise modified from time to time.

            "INTEREST PERIOD" is defined in Section 3.03.

            "ISSUING BANK" means any Lender designated by the Company in accordance with Section 4.01(a) as the issuer of a Letter of Credit pursuant to an Issuing Bank Agreement.

            "ISSUING BANK AGREEMENT" means an agreement between an Issuing Bank and the applicable Borrower, in form and substance satisfactory to the Administrative Agent, providing for the issuance of one or more Letters of Credit, in form and substance satisfactory to the Administrative Agent, in support of a general corporate activity of such Borrower.

            "JUNIOR SUBORDINATED DEBT" means any unsecured Debt of the Company or a Subsidiary of the Company (i) issued in exchange for the proceeds of Hybrid Preferred Securities and (ii) subordinated to the rights of the Lenders hereunder and under the other Loan Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit G, or pursuant to other terms and conditions satisfactory to the Required Lenders.

            "LC PAYMENT NOTICE" is defined in Section 4.04(b).

            "LC OUTSTANDINGS" means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit (assuming the satisfaction of all conditions for drawing enumerated therein) plus any amount which has been drawn on such Letter of Credit which has neither been reimbursed by a Borrower nor converted into an ABR Loan pursuant to the terms of Section 4.04.

            "LENDER ASSIGNMENT" is defined in Section 11.07(e).

            "LENDERS" means the Banks listed on the signature pages hereof, together with their successors and permitted assigns and, if and to the extent so provided in Section 4.04(c), each Issuing Bank.

            "LETTER OF CREDIT" means (i) a letter of credit issued by an Issuing Bank pursuant to Section 4.02(a) or (ii) a Transitional Letter of Credit deemed issued by an Issuing Bank on the Closing Date pursuant to Section 4.02(b), in each case as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement and the Issuing Bank Agreement to which it relates.

            "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "LIEN" means any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including capital stock and other equity interests, intercompany obligations and accounts).

            "LIQUIDITY" means, as of any date, the aggregate of (i) the amount of Unrestricted Cash held by the Company and its Consolidated Subsidiaries as of such date and (ii) the unused portion of the Commitments hereunder as of such date.

            "LOAN" means a loan by a Lender to a Borrower pursuant to Section 2.01, and refers to an ABR Loan or a Eurodollar Rate Loan (each of which shall be a "TYPE" of Loan). All Loans by a Lender to the same Borrower of the same Type having the same Interest Period and made or Converted on the same day shall be deemed to be a single Loan by such Lender until repaid or next Converted.

            "LOAN DOCUMENTS" means this Agreement, any Promissory Notes, the Fee Letters, the Issuing Bank Agreement(s), the Guaranty, the Pledge Agreements, the Intercreditor Agreement, the Cash Collateral Agreement and all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.

            "LOAN PARTY" means, collectively, the Borrowers, the Guarantors and the Grantors.

            "MATERIAL ADVERSE CHANGE" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, property, financial condition, results of operations or prospects of the Company and its Subsidiaries, considered as a whole, (b) the Borrowers' and the Guarantors' ability, taken as a whole, to perform their obligations under this Agreement or any other Loan Document to which it is or will be a party or (c) the validity or enforceability of any Loan Document or the rights or remedies of any Agent or the Lenders thereunder; provided that the occurrence of any Restatement Event shall not constitute a Material Adverse Change.

            "MATURITY DATE" means May 18, 2010.

            "MEASUREMENT QUARTER" is defined in Section 8.01(i).

            "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

            "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "NET PROCEEDS" means, with respect to any sale, assignment or other disposition of (but not the lease or license of) any property, or with respect to any sale or issuance of securities or incurrence of Debt, by any Person, gross cash proceeds received by such Person or any Subsidiary of such Person from such sale, assignment, disposition, issuance or incurrence (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such transaction) after (i) provision for all income or other taxes measured by or resulting from such transaction, (ii) payment of all customary underwriting commissions, auditing and legal fees, printing costs, rating agency fees and other customary and reasonable fees and expenses incurred by such Person in connection with such transaction, (iii) all amounts used to repay Debt (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such sale, assignment or other disposition or which is or may be required (by the express terms of the instrument governing such Debt or by applicable law) to be repaid in connection with such sale, assignment, or other disposition, and (iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with GAAP consistently applied, against any liabilities associated with the assets sold, transferred or disposed of in such transaction and retained by such Person or a Subsidiary of such Person after such transaction, provided that "Net Proceeds" shall include on a dollar-for-dollar basis all amounts remaining in such reserve after such liability shall have been satisfied in full or terminated; provided, however, that notwithstanding the foregoing, "Net Proceeds" shall exclude (a) any amounts received or deemed to be received by the Company for the purchase of the Company's capital stock in connection with the Company's dividend reinvestment program and (b) amounts received by the Company or any Subsidiary of the Company pursuant to any transaction with the Company or any Subsidiary of the Company otherwise permitted hereunder.

            "NET WORTH" means, with respect to any Person, the excess of such Person's total assets over its total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking, escrow or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, and
(iii) any items not included in clauses (i) or (ii) above, that are treated as intangibles in conformity with GAAP.

            "NOTICE OF BORROWING" is defined in Section 3.01(a).

            "NOTICE OF CONVERSION" is defined in Section 3.02.

            "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Outstandings, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers and other Loan Parties to any of the Agents, the Arrangers, the Lenders, the Issuing Banks or any other indemnified party arising under the Loan Documents.

            "OECD" means the Organization for Economic Cooperation and Development.

            "OFF-BALANCE SHEET LIABILITY" of a Person shall mean any of the following obligations not appearing on such Person's consolidated balance sheet:
(i) all lease obligations, leveraged leases, sale and leasebacks and other similar lease arrangements of such Person, (ii) any liability under any so called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, and (iii) any obligation arising with respect to any other transaction if and to the extent that such obligation is the functional equivalent of borrowing but that does not constitute a liability on the consolidated balance sheet of such Person.

            "OTHER TAXES" is defined in Section 5.06(b).

            "OWNERSHIP INTEREST" of the Company in any Consolidated Subsidiary means, at any date of determination, the percentage determined by dividing (i) the aggregate amount of Project Finance Equity in such Consolidated Subsidiary owned or controlled, directly or indirectly, by the Company and any other Consolidated Subsidiary on such date, by (ii) the aggregate amount of Project Finance Equity in such Consolidated Subsidiary owned or controlled, directly or indirectly, by all Persons (including the Company and the Consolidated Subsidiaries) on such date. Notwithstanding anything to the contrary set forth above, if the "Ownership Interest," calculated as set forth above, is 50% or less, such percentage shall be deemed to equal 0%.

            "PARTICIPANT" is defined in Section 11.07(b).

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

            "PERCENTAGE" means, for any Lender on any date of determination (a) prior to the Commitment Termination Date, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Lenders' Commitments on such date, and multiplying the quotient so obtained by 100%, and (b) from and after the Commitment Termination Date, the percentage obtained by dividing (i) the sum of (A) the aggregate outstanding principal amount of such Lender's Loans on such day plus (B) the Dollar Equivalent of such Lender's obligation to purchase participations in LC Outstandings on such day by (ii) the Total Outstandings on such date, and multiplying the quotient so obtained by 100%.

            "PERMITTED INVESTMENTS" means each of the following so long as no such Permitted Investment shall have a final maturity later than six months from the date of investment therein:

            (i) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States or any agency thereof;

            (ii) certificates of deposit or bankers' acceptances issued, or time deposits held, or investment contracts guaranteed, by any Lender, any nationally-recognized securities dealer or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any other country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness);

            (iii) obligations with any Lender, any other bank or trust company described in clause (ii), above, or any nationally-recognized securities dealer, in respect of the repurchase of obligations of the type described in clause (i), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender, such other bank or trust company or such securities dealer;

            (iv) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

            (v) any eurodollar certificate of deposit issued by any Lender or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness); and

            (vi) interests in any money market mutual fund which at the date of investment in such fund has the highest fund rating by each of Moody's and S&P which has issued a rating for such fund (which, for S&P, shall mean a rating of AAAm or AAAmg).

            "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means, with respect to any Person, an "employee benefit plan" as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) maintained for employees of such Person or any ERISA Affiliate of such Person that is subject to Title IV of ERISA and has "unfunded benefit liabilities" as determined under Section 4001(a)(18) of ERISA.

            "PLAN TERMINATION EVENT" means, (i) with respect to any Plan, a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under such regulations or a "reportable event" for which the provision for the 30-day notice to the PBGC under such regulations has been waived), or (ii) the withdrawal by the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA resulting in liability to the Company or any of its ERISA Affiliates under Section 4063 or 4064 of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the termination of a Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "PLATFORM" is defined in Section 11.14

            "PLEDGE AGREEMENTS" means, collectively, the Company Pledge Agreement and Subsidiary Pledge Agreement.

            "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Citibank as its base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "PROJECT FINANCE DEBT" means Debt of any Person that is non-recourse to such Person (unless such Person is a special-purpose entity) and each Affiliate of such Person, other than with respect to the interest of the holder of such Debt in the collateral, if any, securing such Debt.

            "PROJECT FINANCE EQUITY" means, at any date of determination, consolidated equity of the common, preference and preferred stockholders of the Company and the Consolidated Subsidiaries relating to any obligor with respect to Project Finance Debt.

            "PROMISSORY NOTE" means any promissory note of the Borrowers payable to the order of a Lender (and, if requested, its registered assigns) issued pursuant to Section 3.01(c); and "PROMISSORY NOTES" means any or all of the foregoing.

            "PROSPECTIVE LENDER" is defined in Section 3.04(d).

            "RECIPIENT" is defined in Section 11.08.

            "REGISTER" is defined in Section 11.07(h).

            "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "REQUEST FOR ISSUANCE" is defined in Section 4.02(a).

            "REQUIRED LENDERS" means, on any date of determination, Lenders that, collectively, on such date hold (i) more than 50% of the Commitments of all Lenders or (ii) if the Commitments have been terminated, interests in the Total Outstandings in excess of 50% of the Total Outstandings. Any determination of those Lenders constituting the Required Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

            "RESTATEMENT" means the restatement of the financial statements of the Company or its Subsidiaries for any fiscal quarter of 2001, as well as any adjustment of previously announced quarterly results, but only if made to reflect the restatement of such quarters.

            "RESTATEMENT EVENT" means (i) the Restatement, (ii) any lawsuit or other action previously or hereafter brought against the Company, any of its Subsidiaries or any of their Affiliates or any present or former officer or director of the Company, any of its Subsidiaries or any of their Affiliates involving or arising out of the Restatement, and any settlement thereof, or other development with respect thereto, or (iii) the occurrence of any default or event of default under any indenture, instrument or other agreement or contract, or the exercise of any remedy in respect thereof, that arises directly or indirectly as a result of any of the matters described in any of the foregoing clauses (i) or (ii) or this clause (iii); provided, however, that, for purposes of the definition of "Material Adverse Change", (a) the foregoing clause (ii) shall be inapplicable if such lawsuit or other action, settlement (in an amount in the aggregate together with all other settlements of such lawsuits or actions) or other development described in such clause (ii) could reasonably be expected, in each case, to result in liability to such Person in excess of $10,000,000 and (b) the foregoing clause (iii) shall be inapplicable if any such event described in such clause (iii) would constitute an Event of Default under Section 9.01(e).

            "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company or Enterprises (other than Consumers and its Subsidiaries) that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 10% of the consolidated assets of the Company and its Consolidated Subsidiaries.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor thereto.

            "SECURITIZED BONDS" means any nonrecourse bonds or similar asset-backed securities issued by a special-purpose Subsidiary of Consumers which are payable solely from specialized charges authorized by the utility commission of the relevant state in connection with the recovery of regulatory assets, expenditures pursuant to the Clean Air Act, 42 U.S.C. Section 7401 et seq., or other qualified costs.

            "SOLVENT", when used with respect to any Person, means that at the time of determination:

            (i) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, net contingent liabilities); and

            (ii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

            (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances known to such Person at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SPC" is defined in Section 11.07(f).

            "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "SUBSIDIARY" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

            "SUBSIDIARY PLEDGE AGREEMENT" means that certain Pledge and Security Agreement, dated as of July 12, 2002, by and among Enterprises, the Grantors and the Collateral Agent, attached hereto as Exhibit K, as amended, restated, supplemented or otherwise modified from time to time.

            "SUPPORT OBLIGATION" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (including, but not limited to, letters of credit and surety bonds in connection therewith), (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute Debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

            "TAKORADI PROJECT" means the construction and operation of Takoradi 2, a power plant currently consisting of two 110 megawatt simple-cycle units built near Aboadze, Ghana by one or more Subsidiaries of the Company and the government of Ghana's Volta River Authority.

            "TAX SHARING AGREEMENT" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated as of January 1, 1994, by and among the Company, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

            "TAXES" is defined in Section 5.06(a).

            "TOTAL OUTSTANDINGS" means, as of any date of determination, the sum of (i) the aggregate principal amount of all Loans outstanding as of such date plus (ii) the Dollar Equivalent of the aggregate LC Outstandings of all Letters of Credit outstanding as of such date, after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof.

            "TRANSITIONAL LETTER OF CREDIT" is defined in Section 4.02(b).

            "TRUSTEE" has the meaning assigned to that term in the Indenture.

            "TYPE" has the meaning assigned to such term (i) in the definition of "Loan" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

            "UNRESTRICTED CASH" means cash and Permitted Investments, in each case not subject to a Lien (including, without limitation, any Lien permitted hereunder), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person.

            "USA PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.

      SECTION 1.02. COMPUTATION OF TIME PERIODS; CONSTRUCTION.

            (a) Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 7.01(e) ("GAAP"), it being understood that the financial covenants set forth in Sections 8.01(i) and (j) shall be calculated exclusive of all debt (i) of any Affiliate of the Borrowers (other than a Subsidiary) that is (a) consolidated on the financial statements of the Company solely as a result of the effect and application of Financial Accounting Standards Board Interpretation No. 46 and of Accounting Research Bulletin No. 51, Consolidated Financial Statements, as modified by Statement of Financial Accounting Standards No. 94, and (b) non-recourse to any Borrower or any Guarantor or (ii) that is re-categorized as debt from certain lease obligations pursuant to Emerging Issues Task Force ("EITF") Issue No. 01-8, any subsequent EITF Issue or recommendation or any other interpretation, bulletin or other similar document by the Financial Accounting Standards Board on or related to such re-categorization. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall change its application of generally accepted accounting principles with respect to any Off-Balance Sheet Liabilities, including, but not limited to, the application of Financial Accounting Standards Board Interpretation Nos. 45 and 46 and Financial Accounting Standards Board Statement No. 150, in each case, with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation or the results of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Borrowers' request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Company pursuant to Section 8.03 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

                                   ARTICLE II
             COMMITMENTS, LOANS, FEES, PREPAYMENTS AND OUTSTANDINGS

      SECTION 2.01. MAKING LOANS. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving loans in Dollars to the Borrowers and to participate in the issuance of Letters of Credit (and the LC Outstandings thereunder) denominated in Dollars or any Alternative Currency during the period from the Closing Date until the Commitment Termination Date in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment (after giving effect to all Extensions of Credit to be made on such day and the application of the proceeds thereof). Within the limits hereinafter set forth, the Borrowers may request Extensions of Credit hereunder, prepay Loans or reduce or cancel Letters of Credit, and use the resulting increase in the Available Commitments for further Extensions of Credit in accordance with the terms hereof.

      SECTION 2.02. FEES.

            (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee equal to the product of (i) the average daily amount of such Lender's Available Commitment from the Closing Date, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Commitment Termination Date multiplied by (ii) the Commitment Fee Rate. Such fees shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing the first such date to occur following the Closing Date, and on the Commitment Termination Date.

            (b) In addition to the fees provided for in subsection (a) above, the Company shall pay to the Administrative Agent and/or the Arrangers, as the case may be, the fees set forth in (i) that certain letter agreement, dated April 21, 2005, among the Company, the Administrative Agent, the Arrangers and the other parties thereto and (ii) that certain letter agreement, dated April 21, 2005, among the Company, the Administrative Agent and the other parties thereto (collectively, the "FEE LETTERS"), in the amounts and at the times specified therein.

            (c) The Borrowers agree to pay to the Administrative Agent, for the account of each Lender, a letter of credit fee on the daily aggregate amount of the LC Outstandings from the Closing Date, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the

Commitment Termination Date at a rate per annum equal to the Applicable Eurodollar Margin, payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such date to occur following the Closing Date, and on the Commitment Termination Date.

      SECTION 2.03. COMMITMENTS; MANDATORY PREPAYMENTS.

            (a) Reduction of Commitments. The Borrowers may (and shall provide notice thereof to the Administrative Agent not later than 10:00 a.m. (New York City time) on the date of termination or reduction, and the Administrative Agent shall promptly distribute copies thereof to the Lenders) terminate in whole or reduce ratably in part the unused portions of the Commitments; provided that any such partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (b) Change of Control. Upon the occurrence of a Change of Control the Commitments shall be reduced to zero, the principal amount outstanding hereunder, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents shall become and be forthwith due and payable and all of the LC Obligations shall be cash collateralized in accordance with the terms of Section 9.02, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

            (c) Prepayment upon Issuance or Sale of Consumers Stock. The Company shall make a mandatory prepayment promptly and in any event within 3 Business Days after the Company's receipt of any Net Proceeds from the issuance, sale, assignment or other disposition of any capital stock or other equity interest in Consumers (other than the issuance of preferred securities of Consumers in respect of which the Net Proceeds received by Consumers for all such securities do not exceed $200,000,000 in the aggregate and such Net Proceeds shall not be distributed to the Company), together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 5.04(b), and the Commitments shall be reduced, pro rata, in an aggregate amount equal to such Net Proceeds. Nothing in this Section 2.03(c) shall be construed to constitute the Lenders' consent to any transaction referenced in this clause
(c) which is not expressly permitted by Article VIII. The Company shall give the Administrative Agent prior written notice or telephonic notice promptly confirmed in writing (each of which the Administrative Agent shall promptly transmit to each Lender) of when a prepayment required by this Section 2.03(c) will be made (which date of prepayment shall be no later than the date on which such prepayment becomes due and payable pursuant to this Section 2.03(c)). All such prepayments shall be applied first to repay outstanding ABR Loans, then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods and then as cash collateral pursuant to the Cash Collateral Agreement, to secure LC Outstandings.

      SECTION 2.04. COMPUTATIONS OF OUTSTANDINGS. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the Total Outstandings. References to the unused portion of the Commitments shall refer to the excess, if any, of the Commitments hereunder over the Total Outstandings; and references to the unused portion of any Lender's Commitment shall refer to such Lender's Percentage of the unused Commitments.

                                   ARTICLE III
                                      LOANS

      SECTION 3.01. LOANS.

            (a) A Borrower may request a Borrowing (other than a Conversion) by delivering a notice (a "NOTICE OF BORROWING") to the Administrative Agent no later than 12:00 noon (New York City time) on the third Business Day prior to the proposed Borrowing or, in the case of ABR Loans, no later than 11:00 a.m. (New York City time) on the date of the proposed Borrowing. The Administrative Agent shall give each Lender prompt notice of each Notice of Borrowing. Each Notice of Borrowing shall be in substantially the form of Exhibit A and shall specify the requested (i) date of such Borrowing, (ii) Type of Loans to be made in connection with such Borrowing, (iii) Interest Period, if any, for such Loans, (iv) amount of such Borrowing and (v) identity of the applicable Borrower. Each proposed Borrowing shall conform to the requirements of Sections
3.03 and 3.04.

            (b) Each Lender shall, before 1:00 p.m. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's offices at 2 Penns Way, Suite 200, New Castle, DE 19270, in same day funds, such Lender's Percentage of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid address. Notwithstanding the foregoing, unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Percentage available to the Administrative Agent on the date of such Borrowing in accordance with the first sentence of this subsection (b), and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount.

            (c) The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Promissory Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more Promissory Notes in such form payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Promissory Note for cancellation and requests that such Loans once again be evidenced as described in the first sentence of this Section 3.01(c).

      SECTION 3.02. CONVERSION OF LOANS. Each Borrower may from time to time Convert any of its Loans (or portions thereof) of any Type to one or more Loans of the same or any other Type by delivering a notice of such Conversion (a "NOTICE OF CONVERSION") to the Administrative Agent (x) no later than 12:00 noon (New York City time) on the third Business Day prior to the date of any proposed Conversion into a Eurodollar Rate Loan and (y) no later than 11:00 a.m. (New York City time) on the date of any proposed Conversion into an ABR Loan. The Administrative Agent shall give each Lender prompt notice of each Notice of Conversion. Each Notice of Conversion shall be in substantially the form of Exhibit B and shall specify (i) the requested date of such Conversion, (ii) the Type of, and Interest Period, if any, applicable to, the Loans (or portions thereof) proposed to be Converted, (iii) the requested Type of Loans to which such Loans (or portions thereof) are proposed to be Converted, (iv) the requested initial Interest Period, if any, to be applicable to the Loans resulting from such Conversion, (v) the aggregate amount of Loans (or portions thereof) proposed to be Converted and (vi) the identity of the applicable Borrower. Each proposed Conversion shall be subject to the provisions of Sections 3.03 and 3.04.

      SECTION 3.03. INTEREST PERIODS. The period between the date of each Eurodollar Rate Loan and the date of payment in full of such Loan shall be divided into successive periods of months ("INTEREST PERIODS") for purposes of computing interest applicable thereto. The initial Interest Period for each such Loan shall begin on the day such Loan is made, and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period for such Loan. The duration of each Interest Period shall be 1, 2, 3, or 6 months, as the applicable Borrower may, in accordance with Section 3.01 or 3.02, select; provided, however, that:

            (i) the Borrowers may not select any Interest Period for a Eurodollar Rate Loan that ends after the Maturity Date;

            (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

            (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

      SECTION 3.04. OTHER TERMS RELATING TO THE MAKING AND CONVERSION OF LOANS.

            (a) Notwithstanding anything in Section 3.01 or 3.02 to the contrary:

            (i) each Borrowing shall be in an aggregate amount not less than $5,000,000, or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Extensions of Credit to be made on such date), and shall consist of Loans to the same Borrower of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders ratably according to their respective Percentages;

            (ii) at no time shall the number of Borrowings comprising Eurodollar Rate Loans outstanding hereunder be greater than ten (10);

            (iii) no Eurodollar Rate Loan may be Converted on a date other than the last day of the Interest Period applicable to such Loan unless the corresponding amounts, if any, payable to the Lenders pursuant to Section 5.04(b) are paid contemporaneously with such Conversion;

            (iv) if any Borrower shall either fail to give a timely Notice of Conversion pursuant to Section 3.02 in respect of any of its Loans or fail, in any Notice of Conversion that has been timely given, to select the duration of any Interest Period for any of its Loans to be Converted into Eurodollar Rate Loans in accordance with Section 3.03, such Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into, or remain as, as the case may be, ABR Loans; and

            (v) if, on the date of any proposed Conversion, any Event of Default or Default shall have occurred and be continuing, all Loans then outstanding shall, on such date, automatically Convert into, or remain as, as the case may be, ABR Loans.

            (b) If any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make, or to fund or maintain, Eurodollar Rate Loans hereunder, (i) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans for any Borrowing from such Lender shall be forthwith suspended until the earlier to occur of the date upon which
(A) such Lender shall cease to be a party hereto and (B) it is no longer unlawful for such Lender to make, fund or maintain Eurodollar Rate Loans, and
(ii) if the maintenance of Eurodollar Rate Loans then outstanding through the last day of the Interest Period therefor would cause such Lender to be in violation of such law, regulation or assertion, the Borrowers shall either prepay or Convert all Eurodollar Rate Loans from such Lender within five days after such notice. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Administrative Agent (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such notice from such Lender (or upon such Lender's assigning all of its Commitment, Loans, participation and other rights and obligations hereunder pursuant to
Section 11.07), the Administrative Agent shall deliver notice thereof to the Borrowers and the Lenders and such suspension shall terminate.

            (c) If the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Adjusted LIBO Rate for Eurodollar Rate Loans to be made in connection with such Borrowing will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Loans for such Borrowing, or that they are unable to acquire funding in a reasonable manner so as to make available Eurodollar Rate Loans in the amount and for the Interest Period requested, or if the Administrative Agent shall determine that adequate and reasonable means do not exist to be able to determine the Adjusted LIBO Rate, then the right of the Borrowers to select Eurodollar Rate Loans for such Borrowing and any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan to be made or Converted in connection with such Borrowing shall be an ABR Loan.

            (d) If any Lender shall have delivered a notice to the Administrative Agent described in Section 3.04(b), and if and so long as such Lender shall not have withdrawn such notice in accordance with said Section 3.04(b), the Borrowers or the Administrative Agent may demand that such Lender assign in accordance with Section 11.07, to one or more Eligible Banks designated by the Borrowers or the Administrative Agent (each a "PROSPECTIVE LENDER"), all (but not less than all) of such Lender's Commitment, Loans, participation and other rights and obligations hereunder; provided, that any such demand by the Borrowers during the continuance of an Event of Default or Default shall be ineffective without the consent of the Required Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrowers, any such Prospective Lender so designated shall fail to consummate such assignment on terms reasonably satisfactory to such Lender, or the Borrowers and the Administrative Agent shall have failed to designate any such Prospective Lender, then such demand by the Borrowers or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to consummate such assignment forthwith, if such Prospective Lender (i) shall agree to such assignment in substantially the form of the Lender Assignment attached hereto as Exhibit F and (ii) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent), including, without limitation, all accrued interest and fees and, to the extent not paid by the Borrowers, any payments required pursuant to Section 5.04(b).

            (e) Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing which the related Notice of Borrowing or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing or Notice of Conversion for such Borrowing, the applicable conditions (if any) set forth in this Article III (other than failure pursuant to the provisions of Section 3.04(b) or (c) hereof) or in Article VI, including any such loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender when such Loan, as a result of such failure, is not made on such date.

      SECTION 3.05. REPAYMENT OF LOANS; INTEREST

            (a) Principal. Each Borrower shall repay the outstanding principal amount of its Loans on the Maturity Date (or such earlier date as may be required pursuant to Section 2.03 or 9.02).

            (b) Interest. All Loans shall bear interest on the unpaid principal amount thereof from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan (except as otherwise provided in this subsection (b)), payable as follows:

            (i) ABR Loans. If such Loan is an ABR Loan, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such ABR Loan and on the date such ABR Loan shall become due and payable or shall otherwise be paid in full; provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

            (ii) Eurodollar Rate Loans. If such Loan is a Eurodollar Rate Loan, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such Loan has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided that any amount of principal that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate.

                                   ARTICLE IV
                               LETTERS OF CREDIT

      SECTION 4.01. ISSUING BANKS. Subject to the terms and conditions hereof, the Company may from time to time identify and arrange for one or more Lenders reasonably satisfactory to the Administrative Agent to act as Issuing Banks hereunder. Any such designation by the Company shall be notified to the Administrative Agent at least three (3) Business Days prior to the first date upon which the Company proposes that such Issuing Bank issue its first Letter of Credit. Nothing contained herein shall be deemed to require any Lender to agree to act as an Issuing Bank, if it does not so desire. In the event of any conflict between any Issuing Bank Agreement and this Agreement, the terms of this Agreement shall control.

      SECTION 4.02. LETTERS OF CREDIT.

            (a) Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) for the account of the Company, Enterprises or a Subsidiary of Enterprises (in which case each Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit) on not less than three (3) Business Days' prior written notice thereof to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the relevant Issuing Bank and shall be denominated in Dollars or in an Alternative Currency. Each such notice (a "REQUEST FOR ISSUANCE") shall be delivered no later than 12:00 noon (New York City time) on the third Business Day prior to the proposed date of issuance, extension, modification or amendment and shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the earlier of the date that is five (5) Business Days (or, in the case of any commercial Letter of Credit, thirty (30) Business Days) prior to the Commitment Termination Date and the date which is one year after the requested date of issuance, provided that any Letter of Credit with a one year tenor may provide for the renewal thereof for additional periods of up to one year which shall in no event extend beyond the date which is five (5) Business Days (or, in the case of any commercial Letter of Credit, thirty (30) Business Days) prior to the Commitment Termination Date),
(ii) the proposed stated amount of such Letter of Credit (which shall not be less than $100,000 (or the Dollar Equivalent thereof in an Alternative Currency) unless otherwise agreed by the applicable Issuing Bank), (iii) the currency in which such Letter of Credit shall be denominated (which currency shall be Dollars or an Alternate Currency), (iv) the identity of the applicable Borrower and (v) such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified therefor in this Agreement and the relevant Issuing Bank Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the applicable Borrower in writing not less than two (2) Business Days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon (New York City time) on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and in the relevant Issuing Bank Agreement, such Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

            (b) Schedule III contains a schedule of certain letters of credit issued for the account of the Company prior to the Closing Date. Subject to the satisfaction of the applicable conditions contained in Article VI, from and after the Closing Date such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article IV for all purposes hereunder (each such Letter of Credit, a "TRANSITIONAL LETTER OF CREDIT"). For purposes of clarification, each term or provision applicable to the issuance of a Letter of Credit (including conditions applicable thereto) shall be deemed to include the deemed issuance of the Transitional Letters of Credit on the Closing Date.

            (c) Each Lender severally agrees with each Issuing Bank to participate in the Extension of Credit resulting from the issuance or deemed issuance (or extension, modification or amendment) of each Letter of Credit issued or deemed issued (or extended, amended or modified) pursuant to this
Section 4.02 in the manner and the amount provided in Section 4.04(b), and the issuance or deemed issuance of such Letter of Credit shall be deemed to be a confirmation by each Issuing Bank and each Lender of such participation in such amount.

            (d) Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation to, and no Issuing Bank shall, issue, extend, amend or modify any Letter of Credit if on the date of such issuance, extension, amendment or modification, before or after giving effect thereto, (i) the Total Outstandings at such time would exceed the Commitments, (ii) the Dollar Equivalent of the aggregate LC Outstandings with respect to Letters of Credit denominated in euros would exceed the Euro Sublimit or (iii) the Dollar Equivalent of the aggregate LC Outstandings with respect to Letters of Credit denominated in Indian Rupees would exceed the Indian Rupee Sublimit.

      SECTION 4.03. ISSUING BANK FEES. Each Borrower shall pay directly to each Issuing Bank such fees and expenses, if any, specified to be paid to such Issuing Bank pursuant to each Issuing Bank Agreement to which it is a party, at the times, and in the manner, specified in such Issuing Bank Agreement.

      SECTION 4.04. REIMBURSEMENT TO ISSUING BANKS.

            (a) Each Borrower hereby agrees to pay to the Administrative Agent for the account of each Issuing Bank, on demand made by such Issuing Bank to the Borrowers and the Administrative Agent, on and after each date on which such Issuing Bank shall pay any amount under any Letter of Credit issued by such Issuing Bank, a sum in Dollars equal to the Dollar Equivalent of the amount so paid (calculated as of the date of such payment by such Issuing Bank) plus interest on such Dollar Equivalent of such amount from the date so paid by such Issuing Bank until repayment to such Issuing Bank in full at a fluctuating interest rate per annum equal at all times to the Applicable Rate for ABR Loans.

            (b) If any Issuing Bank shall not have been reimbursed in full by the Borrowers for any payment made by such Issuing Bank under a Letter of Credit issued by such Issuing Bank on the date of such payment, such Issuing Bank shall give the Administrative Agent and each Lender prompt notice thereof (an "LC PAYMENT NOTICE") no later than 12:00 noon (New York City time) on the Business Day immediately succeeding the date of such payment by such Issuing Bank. Each Lender severally agrees to purchase from each Issuing Bank a participation in the reimbursement obligation of the Borrowers to such Issuing Bank under subsection (a) above, by paying to the Administrative Agent for the account of such Issuing Bank an amount in Dollars equal to such Lender's Percentage of the Dollar Equivalent of such unreimbursed amount paid by such Issuing Bank (calculated as of the date of such payment by such Issuing Bank), plus interest on such Dollar Equivalent of such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 p.m. (New York City time) on the later to occur of (i) the Business Day immediately following the date of such payment by such Issuing Bank and (ii) the Business Day on which such Lender shall have received an LC Payment Notice from such Issuing Bank. Each Lender's obligation to make each such payment to the Administrative Agent for the account of such Issuing Bank shall be several and shall not be affected by the occurrence or continuance of any Default or Event of Default or the failure of any other Lender to make any payment under this Section 4.04. Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (c) The failure of any Lender to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above, shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender shall fail to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above, within five (5) Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, such Issuing Bank shall be deemed, for purposes of Section 5.05 and
Article IX hereof and the Cash Collateral Agreement, to be a Lender hereunder owed a Loan in an outstanding principal amount equal to the amount due and payable by such Lender to the Administrative Agent for the account of such Issuing Bank pursuant to subsection (b) above.

            (d) Each participation purchased by a Lender under subsection (b) above, shall constitute an ABR Loan in the amount in Dollars paid by such Lender to the Administrative Agent for the account of the applicable Issuing Bank and shall be deemed made by such Lender to the Borrowers on the date of the related payment by the relevant Issuing Bank under the applicable Letter of Credit issued by such Issuing Bank (irrespective of the Borrowers' noncompliance, if any, with the conditions precedent for Loans hereunder); and all such payments by the Lenders in respect of any one such payment by such Issuing Bank shall constitute a single Borrowing hereunder.

      SECTION 4.05. OBLIGATIONS ABSOLUTE. The payment obligations of each Lender under Section 4.04(b) and of the Borrowers under this Agreement in respect of any payment under any Letter of Credit and any Loan made under Section 4.04(d) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

            (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;

            (ii) any amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

            (iii) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;

            (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment in good faith by any Issuing Bank under a Letter of Credit issued by such Issuing Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

            (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      SECTION 4.06. INDEMNIFICATION; LIABILITY OF ISSUING BANKS AND THE LENDERS.

            (a) In addition to amounts payable as elsewhere provided in this Agreement, the Borrowers hereby agree to pay and to protect, indemnify, and save harmless each Indemnified Person from and against any and all liabilities and costs that any such Indemnified Person may incur or be subject to as a consequence, direct or indirect, of (i) the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or (ii) the failure of any Issuing Bank to honor a demand for payment under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, in each case other than to the extent solely as a result of the (x) gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction by final and nonappealable judgment or (y) any Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

            (b) The Borrowers assume all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the Issuing Bank that has issued such Letter of Credit, nor any other Indemnified Person, shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by such Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the Borrowers shall have the right to bring suit against such Issuing Bank, and such Issuing Bank shall be liable to the applicable Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the applicable Borrower or such Lender which the applicable Borrower or such Lender proves were caused by such Issuing Bank's willful misconduct or gross negligence as determined by a court of competent jurisdiction by final and nonappealable judgment, including such Issuing Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept sight drafts and accompanying certificates presented under any Letter of Credit issued by such Issuing Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the applicable Borrower for damages caused by any Issuing Bank's willful misconduct or gross negligence, and the obligation of the Borrowers to reimburse the Lenders hereunder shall be absolute and unconditional, notwithstanding the gross negligence or willful misconduct of any Issuing Bank.

            (c) The Borrowers' other obligations under this Section 4.06 shall survive the repayment of all amounts owing to the Lenders, the Issuing Banks and the Agents under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of any Borrower under this Section 4.06 are unenforceable for any reason, the

Borrowers jointly and severally agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

      SECTION 4.07. CURRENCY EQUIVALENTS. The Dollar Equivalent of any amount denominated in any Alternative Currency shall be determined by the Issuing Bank in accordance with prevailing exchange rates, as set forth in the applicable Issuing Bank Agreement, and notice of such amount shall be provided to the Administrative Agent, in each case on the applicable date. The Dollar Equivalent of the stated amount of each Letter of Credit outstanding made in an Alternative Currency and of the amount of each participation purchased by a Lender under
Section 4.04(b) shall be recalculated hereunder on (i) each date that it shall be necessary to determine the unused portion of each Lender's Commitment, or the outstanding amount of any or all Loans, LC Outstandings or any Extension of Credit, or (ii) on any such other date which the Administrative Agent deems such recalculation necessary or advisable or is otherwise directed to make such recalculation by the Required Lenders, but in any event at least monthly. The Administrative Agent agrees to provide notice to the Lenders of the relevant Dollar Equivalent determined pursuant to each such determination and each such recalculation as soon as practicable following such determination or recalculation, as the case may be.

      SECTION 4.08. JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Promissory Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at the Administrative Agent's main office in New York, New York on the Business Day immediately preceding that on which final judgment is given. The obligation of any Borrower in respect of any sum due in the Original Currency from it to any Lender, any Issuing Bank, the Collateral Agent or Administrative Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, Issuing Bank, Collateral Agent or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender, Issuing Bank, Collateral Agent or Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender, Issuing Bank, Collateral Agent or Administrative Agent (as the case may be) in the Original Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, Issuing Lender, Collateral Agent or Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due in the Original Currency to any Lender, Issuing Lender, Collateral Agent or Administrative Agent (as the case may be), such Lender, Issuing Lender, Collateral Agent or Administrative Agent (as the case may be) agrees to remit to the applicable Borrower such excess.

      SECTION 4.09. CASH COLLATERAL AGREEMENT. Each Borrower agrees that the Company will, on behalf of itself and Enterprises, maintain pursuant to the Cash Collateral Agreement a cash collateral account, in the name of the Company but under the sole dominion and control of the Collateral Agent, for the benefit of itself, the Administrative Agent, the LC Issuers and the

Lenders. Each Borrower hereby pledges, assigns and grants to the Collateral Agent, for the benefit of itself, the Administrative Agent, the LC Issuers and the Lenders, a security interest in all of such Borrower's right, title and interest in and to all funds which may from time to time be on deposit in such account to secure the prompt and complete payment and performance of all reimbursement obligations of the Borrowers now or hereafter existing with respect to LC Obligations.

      SECTION 4.10. COURT ORDER. If at any time any Issuing Bank shall have been served with or otherwise subjected to a court order, injunction, or other process or decree issued or granted at the instance of any Borrower restraining or seeking to restrain such Issuing Bank from paying any amount under any Letter of Credit issued by it (other than pursuant to any action or proceeding based on Section 5-109 of the Uniform Commercial Code) and either (i) there has been a drawing under such Letter of Credit which such Issuing Bank would otherwise be obligated to pay or (ii) the stated expiration date or any reduction of the stated amount of such Letter of Credit has occurred but the right of the beneficiary to draw thereunder has been extended in connection with the pendency of the related court action or proceeding, the Borrowers shall provide cash collateral pursuant to the Cash Collateral Agreement in an amount equal to one hundred five percent (105%) of the Dollar Equivalent of the LC Outstandings at such time in respect of such Letter of Credit.

                                    ARTICLE V
                   PAYMENTS, COMPUTATIONS AND YIELD PROTECTION

      SECTION 5.01. PAYMENTS AND COMPUTATIONS.

            (a) Each Borrower shall make each payment hereunder and under the other Loan Documents not later than 2:00 p.m. (New York City time) on the day when due in Dollars to the Administrative Agent at its offices at 2 Penns Way, Suite 200, New Castle, DE 19270, in same day funds, except payments to be made directly to any Issuing Bank as expressly provided herein; any payment received after 3:00 p.m. (New York City time) shall be deemed to have been received at the start of business on the next succeeding Business Day, unless the Administrative Agent shall have received from, or on behalf of, the applicable Borrower a Federal Reserve reference number with respect to such payment before 4:00 p.m. (New York City time). The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to which the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. If and to the extent that any distribution of any payment from a Borrower required to be made to any Lender pursuant to the preceding sentence shall not be made in full by the Administrative Agent on the date such payment was received by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest on the unpaid amount of such distribution, at a rate per annum equal to the Federal Funds Effective Rate, from the date of such payment by the applicable Borrower to the Administrative Agent to the date of payment in full by the Administrative Agent to such Lender of such unpaid amount. Upon the Administrative Agent's acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 11.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under any

Promissory Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) Each Borrower hereby authorizes the Administrative Agent, each Lender and each Issuing Bank, if and to the extent payment owed to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, is not made when due hereunder (or, in the case of a Lender, under any Promissory Note held by such Lender), to charge from time to time against any or all of such Borrower's accounts with the Administrative Agent, such Lender or such Issuing Bank, as the case may be, any amount so due.

            (c) All computations of interest based on the Alternate Base Rate (when the Alternate Base Rate is based on the Prime Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and fees hereunder (including computations of interest based on the Adjusted LIBO Rate, the CD Rate and the Federal Funds Effective Rate) shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

            (e) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

            (f) Any amount payable by any Borrower hereunder or under any of the Promissory Notes that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Default Rate, payable on demand.

            (g) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied, subject to Section 5.07,
(i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto.

      SECTION 5.02. INTEREST RATE DETERMINATION. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 3.05(b)(i) or (ii).

      SECTION 5.03. PREPAYMENTS. The Borrowers shall have no right to prepay any principal amount of any Loans other than as follows:

            (a) A Borrower may (and shall provide notice thereof to the Administrative Agent not later than 10:00 a.m. (New York City time) on the date of prepayment, and the Administrative Agent shall promptly distribute copies thereof to the Lenders), and if such notice is given, such Borrower shall, prepay the outstanding principal amounts of its Loans made as part of the same Borrowing, in whole or ratably in part; provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be equal to the total amount of Loans outstanding to such Borrower).

            (b) On any date on which (i) any termination or optional or mandatory reduction of the Commitments shall occur pursuant to Section 2.03(a) or (b), (ii) the Total Outstandings shall exceed the aggregate amount of the Commitments, (iii) the aggregate Dollar Equivalent of all LC Outstandings denominated in euros shall exceed the Euro Sublimit, or (iv) all LC Outstandings denominated in Indian Rupees shall exceed the Indian Rupee Sublimit, the Borrowers shall first, pay or prepay the principal outstanding on the Loans and/or all LC Outstandings that represent amounts that have been drawn under Letters of Credit but have neither been reimbursed by the Borrowers nor converted into ABR Loans, second, if all of the Loans and all of such unreimbursed amounts constituting LC Outstanding shall have been paid in full, provide cash collateral pursuant to the Cash Collateral Agreement, to secure remaining LC Outstandings, and third, cause an amount of Letters of Credit to be cancelled (if necessary after taking into account the payments and provision of cash collateral in the immediately preceding clauses), in each case, in an aggregate amount equal to the excess, as applicable, of (A)(i) the Total Outstandings over (ii) the aggregate amount of the sum of the Commitments (following such termination or reduction, if any) and any cash collateral on deposit in the Cash Collateral Account or (B)(i)(x) the aggregate Dollar Equivalent of all LC Outstandings denominated in euro, over (y) the sum of the Euro Sublimit and, without duplication, such cash collateral or (ii)(x) the aggregate Dollar Equivalent of all LC Outstandings denominated in Indian Rupees, over (y) the sum of the Indian Rupee Sublimit and, without duplication, such cash collateral. Any payments and prepayments required by clause "first" of this subsection (b) shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding Eurodollar Rate Loans.

            (c) Any prepayment pursuant to this Section 5.03 shall be accompanied by (i) accrued interest to the date of such prepayment on the principal amount repaid and (ii) in the case of prepayments of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 5.04(b). In the event that the Borrowers request the release of any cash collateral pursuant to the terms of the Cash Collateral Agreement and on the date of such request or at any time prior to the time of such release, there has become, or there becomes, due and payable any prepayment of any Loans under this Agreement, the Borrowers hereby direct the Administrative Agent to apply the proceeds of such release of cash collateral to such prepayment of such Loans and agrees that any such request is a confirmation of such direction.

      SECTION 5.04. YIELD PROTECTION.

            (a) Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the Closing Date, there shall be reasonably incurred any increase in (A) the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or of participating in the issuance, maintenance or funding of any Letter of Credit, or (B) the cost to any Issuing Bank of issuing or maintaining any Letter of Credit, then the Borrowers shall from time to time, upon demand by such Lender or Issuing Bank, as the case may be (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or Issuing Bank, as the case may be, for such increased cost. A certificate as to the amount of such increased cost and giving a reasonable explanation thereof, submitted to the Borrowers and the Administrative Agent by such Lender or such Issuing Bank, as the case may be, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

            (b) Breakage. If (i) due to any prepayment pursuant to Section 2.03, an acceleration of maturity of the Loans pursuant to Section 9.02, or any other reason, any Lender receives payments of principal of any Eurodollar Rate Loan other than on the last day of the Interest Period relating to such Loan, (ii) any Borrower shall Convert any Eurodollar Rate Loans on any day other than the last day of the Interest Period therefor, (iii) any Borrower shall fail to prepay a Eurodollar Rate Loan on the date specified in a notice of prepayment or
(iv) a Eurodollar Rate Loan is not made or continued, or an ABR Loan is not Converted to a Eurodollar Rate Loan, on the date specified by the applicable Borrower in the applicable Notice of Borrowing or Notice of Conversion, the Borrowers shall, promptly after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for additional losses, costs, or expenses (including anticipated lost profits) that such Lender may reasonably incur as a result of such occurrence, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan. For purposes of this subsection (b), a certificate setting forth the amount of such additional losses, costs, or expenses and giving a reasonable explanation thereof, submitted to the Borrowers and the Administrative Agent by such Lender, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

            (c) Capital. If any Lender or Issuing Bank determines that (i) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank, whether directly, or indirectly as a result of commitments of any Person controlling such Lender or Issuing Bank (but without duplication), and (ii) the amount of such capital is increased by or based upon (A) the existence of such Lender's or such Issuing Bank's commitment to lend or issue or participate in any Letter of Credit hereunder, (B) the participation in or issuance or maintenance of any Letter of Credit or Loan or
(C) other similar such commitments, then, upon demand by such Lender or Issuing Bank, the Borrowers jointly and severally agree immediately to pay to the Administrative Agent for the account of such Lender or Issuing Bank from time to time as specified by such Lender or Issuing Bank additional amounts sufficient to compensate such Lender or Issuing Bank in the light of such circumstances, to the extent that such Lender or Issuing Bank reasonably determines such increase in capital to be allocable to the transactions contemplated hereby. A certificate as to such amounts and giving a reasonable explanation thereof (to the extent permitted by law), submitted to the Borrowers and the Administrative Agent by such Lender or Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

            (d) Notices. Each Lender and Issuing Bank hereby agrees to use its best efforts to notify the Borrowers of the occurrence of any event referred to in subsection (a), (b) or (c) of this Section 5.04 promptly after becoming aware of the occurrence thereof. The failure of any Lender or any Issuing Bank to provide such notice or to make demand for payment under said subsection shall not constitute a waiver of such Lender's or such Issuing Bank's (as the case may be) rights hereunder; provided that, notwithstanding any provision to the contrary contained in this Section 5.04, the Borrowers shall not be required to reimburse any Lender or any Issuing Bank for any amounts or costs incurred under subsection (a), (b) or (c) of this Section 5.04 more than 90 days prior to the date that such Lender or such Issuing Bank's (as the case may be) notifies the Borrowers in writing thereof, in each case unless, and to the extent that, any such amounts or costs so incurred shall relate to the retroactive application of any event notified to the Borrowers which entitles such Lender or such Issuing Bank (as the case may be) to such compensation. If any Lender or any Issuing Bank shall subsequently determine that any amount demanded and collected under this Section 5.04 was done so in error, such Lender or such Issuing Bank (as the case may be) will promptly return such amount to the Borrowers.

            (e) Survival of Obligations. Subject to subsection (d) above, the Borrowers' obligations under this Section 5.04 shall survive the repayment of all other amounts owing to the Lenders, the Agents and the Issuing Banks under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrowers under this Section 5.04 are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

      SECTION 5.05. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 5.04 or Section 5.06) in excess of its ratable share of payments obtained by all the Lenders on account of the Loans of such Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the

Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 5.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participations from the other Lenders in accordance with this Section 5.05, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 5.01(a).

      SECTION 5.06. TAXES.

            (a) All payments by the Borrowers hereunder and under the other Loan Documents shall be made in accordance with Section 5.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank and each Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, Issuing Bank or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, Issuing Bank or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.06) such Lender, Issuing Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, each Borrower jointly and severally agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

            (c) Each Borrower jointly and severally agrees to indemnify each Lender, Issuing Bank and Agent for the full amount of Taxes and Other Taxes (including any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.06) paid by such Lender, Issuing Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender, Issuing Bank or Agent (as the case may be) makes written demand therefor; provided, that such Lender, Issuing Bank or Agent (as the case may be) shall not be entitled to demand payment under this Section 5.06 for an amount if such demand is not made within one year following the date upon which such Lender, Issuing Bank or Agent (as the case may be) shall have been required to pay such amount.

            (d) Within thirty (30) days after the date of any payment of Taxes, the applicable Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.02, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Each Bank represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or (ii) it has delivered to the Borrowers or the Administrative Agent duly completed copies of such form or forms prescribed by the United States Internal Revenue Service indicating that such Bank is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended. Each other Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of a Borrower or the Administrative Agent, such Lender will deliver to the Borrowers and the Administrative Agent (to the extent that it is not prohibited by law from doing so) either (A) a statement that it is organized under the laws of a jurisdiction within the United States or (B) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service, indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended. Each Bank that has delivered, and each other Lender that hereafter delivers, to the Borrowers and the Administrative Agent the form or forms referred to in the two preceding sentences further undertakes to deliver to the Borrowers and the Administrative Agent, to the extent that it is not prohibited by law from doing so, further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrowers pursuant to this subsection
(e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

      SECTION 5.07. APPORTIONMENT OF PAYMENTS.

            (a) Subject to the provisions of Section 2.03, Section 5.03(b) and
Section 5.07(b), all payments of principal and interest in respect of outstanding Loans, all payments in respect of unpaid reimbursement obligations under Section 4.04(a), all payments of fees and all other payments in respect of any other Obligations hereunder, shall be allocated among such of the Lenders and the Issuing Banks as are entitled thereto, ratably or otherwise as expressly provided herein. Except as provided in Section 5.07(b) with respect to payments and proceeds of Collateral received after the occurrence of an Event of Default, all such payments and any other amounts received by the Administrative Agent from or for the benefit of any Borrower shall be applied:

            (i) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Citibank for which the Administrative Agent has not then been reimbursed by such Lender or any Borrower;

            (ii) second, to pay interest on and then the principal of the Loans then due and payable (in the order described hereinbelow);

            (iii) third to pay principal of and interest on all unpaid reimbursement obligations under Section 4.04(a);

            (iv) fourth, to the Cash Collateral Account, to secure outstanding Letters of Credit to the extent required pursuant to this Agreement;

            (v) fifth, to pay all other Obligations of any Loan Party under any Loan Document then due and payable, ratably; and

            (vi) sixth, as the Borrowers so designate.

All such principal and interest payments in respect of the Loans shall be applied first to repay outstanding ABR Loans and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

            (b) During the continuance of an Event of Default and after declaration thereof by written notice from the Administrative Agent to the Borrowers, the Administrative Agent shall apply all payments in respect of Loans, unpaid reimbursement obligations under Section 4.04(a) or any other Obligations, and the Collateral Agent shall deliver all proceeds of Collateral to the Administrative Agent for application, in the following order:

            (i) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Citibank for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

            (ii) second, to pay any fees, expense reimbursements or indemnities then due to the Agents under any of the Loan Documents;

            (iii) third, to the ratable payment of any fees, expense reimbursements or indemnities then due to the Lenders and the Issuing Banks under any of the Loan Documents;

            (iv) fourth, to the ratable payment of interest due in respect of the Loans, in accordance with the Lenders' respective Percentages;

            (v) fifth, to the ratable payment or prepayment of principal outstanding on all Loans, in accordance with the Lenders' respective Percentages;

            (vi) sixth, to pay principal of and interest on all unpaid reimbursement obligations under Section 4.04(a);

            (vii) seventh, to the Cash Collateral Account to secure LC Obligations in respect of outstanding Letters of Credit, in an amount equal to the Cash Collateral Required Amount; and

            (viii) eighth, to the ratable payment of all other Obligations of the Loan Parties then outstanding under the Loan Documents.

The order of priority set forth in this Section 5.07(b) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agents and the Lenders as among themselves.

      SECTION 5.08. PROCEEDS OF COLLATERAL. During the continuance of an Event of Default and after declaration thereof by written notice from the Administrative Agent to the Borrowers, the Borrowers shall cause all proceeds of Collateral (other than Collateral in respect of which the Collateral Agent and/or the Administrative Agent shall have a prior security interest on behalf of the Lenders hereunder) to be deposited pursuant to arrangements for the collection of such amounts established by the Borrowers and the Administrative Agent (or the Collateral Agent, as applicable) for application pursuant to
Section 5.07. All collections of proceeds of Collateral which are received directly by the Company or any Subsidiary of the Company shall be deemed to have been received by the Company or such Subsidiary of the Company as the Collateral Agent's trustee and, during the continuance of an Event of Default and after declaration thereof by written notice from the Administrative Agent to the Borrowers, upon the Company's or such Subsidiary's receipt thereof, the Borrowers shall immediately transfer or cause to be transferred all such amounts to the Administrative Agent for application pursuant to Section 5.07. All other proceeds of Collateral received by the Collateral Agent and/or the Administrative Agent, whether through direct payment or otherwise, will be deemed received by such Agent, will be the sole property of such Agent, and will be held by such Agent, for the benefit of the Lenders for application pursuant to Section 5.07.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

      SECTION 6.01. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

            (a) The Administrative Agent shall have received, on or before the Closing Date, the following, in form and substance satisfactory to each Lender (except where otherwise specified below) and (except for any Promissory Notes) in sufficient copies for each Lender:

            (i) Certified copies of the resolutions of the Board of Directors, or of the Executive Committee of the Board of Directors (or persons performing similar functions), of each Loan Party authorizing each such Loan Party to enter into each Loan Document to which it is, or is to be, a party, and of all documents evidencing other necessary corporate or other action and Governmental Approvals, if any, with respect to each such Loan Document.

            (ii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names, true signatures and incumbency of
      (A) the officers of such Loan Party authorized to sign the Loan Documents to which it is, or is to be, a party, and the other documents to be delivered hereunder and thereunder and (B) the representatives of such Loan Party authorized to sign notices to be provided under the Loan Documents to which it is, or is to be, a party, which representatives shall be acceptable to the Administrative Agent.

            (iii) Copies of the Certificate of Incorporation and by-laws (or comparable constitutive documents) of each Loan Party, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of each such Loan Party.

            (iv) Good Standing Certificates (or other similar certificate) for each of the Loan Parties, issued by the Secretary of State of the jurisdiction of organization of each such Loan Party as of a recent date.

            (v) The Guaranty, duly executed by each Guarantor.

            (vi) The Pledge Agreements, duly executed by the Borrowers and each Grantor, as applicable.

            (vii) The Cash Collateral Agreement, duly executed by each Borrower.

            (viii) A certified copy of Schedule I hereto, in form and substance reasonably satisfactory to the Administrative Agent setting forth:

                  (A) all Project Finance Debt of the Company and the
            Consolidated Subsidiaries, as of March 31, 2005; and

                  (B) debt (as such term is construed in accordance with GAAP)
            of the Loan Parties as of March 31, 2005.

            (ix) A certificate, executed by a duly authorized officer of Enterprises, certifying that as of March 31, 2005 (on a pro forma basis giving effect to the transfer by Enterprises to the Company of the membership interests of CMS Capital) Enterprises was in compliance with the requirements of Section 4.4 of the AIG Pledge Agreement (which certificate shall set forth in reasonable detail the calculations upon which Enterprises determined such compliance).

            (x) Favorable opinions of: (A) Belinda Foxworth, Esq., Deputy General Counsel of the Company and counsel for the other Loan Parties, in substantially the form of Exhibit C and as to such other matters as the Required Lenders, through the Administrative Agent, may reasonably request and (B) Sidley Austin Brown & Wood LLP, special counsel to the Administrative Agent, in substantially the form of Exhibit D.

            (xi) Duly executed copies of a Reaffirmation in the form of Attachment A attached hereto from each of the Company's Subsidiaries identified thereon.

            (b) The following statements shall be true and the Administrative Agent shall have received a certificate of a duly authorized officer of each Borrower, dated the Closing Date and in sufficient copies for each Lender stating that:

            (i) the representations and warranties set forth in Section 7.01 of this Agreement are true and correct with respect to such Borrower on and as of the Closing Date as though made on and as of such date,

            (ii) no event has occurred and is continuing that constitutes a Default or an Event of Default, and

            (iii) all Governmental Approvals necessary in connection with the Loan Documents and the transactions contemplated thereby and the continuing operations of such Borrower and its Subsidiaries have been obtained and are in full force and effect, and all third party approvals necessary or advisable in connection with the Loan Documents and the transactions contemplated thereby and the continuing operations of such Borrower and its Subsidiaries have been obtained and are in full force and effect, other than filings necessary to create or perfect security interests in the Collateral or as may be required under applicable energy, antitrust or securities laws in connection with the exercise of remedies with respect to certain Collateral.

            (c) The Administrative Agent shall have received evidence satisfactory to it that all financing statements relating to the Collateral have been completed for filing or recording and/or filed, and all certificates representing capital stock or other ownership interests included in the Collateral (including, without limitation, certificates, if any, representing the capital stock or other ownership interests identified on Schedule II hereto) have been delivered to the Collateral Agent (with duly executed stock powers).

            (d) The Borrowers shall have paid, on or before the Closing Date, all fees under or referenced in Section 2.02(b) and all expenses referenced in
Section 11.04(a), in each case to the extent due and payable as of the Closing Date.

            (e) The Administrative Agent shall have received each of the following on or before the Closing Date, in each case in form and substance satisfactory to it with sufficient copies for each Lender:

            (i) A certificate, executed by the chief executive officer and the chief financial officer of the Company and Consumers, as applicable, in favor of the Agents and the Lenders with respect to the financial statements described in Sections 7.01(e)(i), (ii), (iii) and (iv) certifying that such financial statements have been prepared in accordance with GAAP and are true and correct as of the date of such certificate;

            (ii) Copies of the financial statements described in Sections 7.01(e)(i), (ii), (iii) and (iv); and

            (iii) Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

            (f) The Administrative Agent shall have received evidence satisfactory to it that on the Closing Date all "Letters of Credit" under (and as defined in) the Existing Credit Agreement shall constitute Transitional Letters of Credit hereunder and all "Loans" under (and as defined in) the Existing Credit Agreement and all other amounts due under the Existing Credit Agreement have been paid in full by the Company.

      SECTION 6.02. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The obligation of each Lender or Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit (including the deemed issuance of the Transitional Letters of Credit), but excluding the Conversion of a Eurodollar Rate Loan into an ABR Loan) shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

            (a) The following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit without prior correction by the applicable Borrower shall (to the extent that such correction has been previously consented to by the Lenders and the Issuing Banks) constitute a representation and warranty by such Borrower that, on the date of such Extension of Credit, such statements are true):

            (i) the representations and warranties contained in Section 7.01 of this Agreement (other than those contained in subsections (e)(v) and (f) thereof) are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

            (ii) no Default or Event of Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof.

            (b) The Administrative Agent shall have received such other approvals, opinions and documents as any Lender or Issuing Bank, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents or the business, property, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries.

      SECTION 6.03. CONDITIONS PRECEDENT TO CERTAIN EXTENSIONS OF CREDIT. The obligation of each Lender or Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit (including the deemed issuance of the Transitional Letters of Credit)) that would (after giving effect to all Extensions of Credit on such date and the application of proceeds thereof) increase the principal amount outstanding hereunder, or to make an Extension of Credit of the type described in clause (ii) or (iii) of the definition thereof (except any amendment of a Letter of Credit the sole effects of which are to extend the stated termination date thereof and/or to make nonmaterial modifications thereto), shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

            (a) the following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit without prior correction by the applicable Borrower shall (to the extent that such correction has been previously consented to by the Lenders) constitute a representation and warranty by such Borrower that, on the date of such Extension of Credit, such statements are true):

            (i) the representations and warranties contained in subsections
      (e)(v) and (f) of Section 7.01 of this Agreement are correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date; and

            (ii) no Default or Event of Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof;

            (b) the Administrative Agent shall have received such other approvals, opinions and documents as any Lender or Issuing Bank, through the Administrative Agent, may reasonably request.

      SECTION 6.04. ADDITIONAL LOAN PARTIES. Any Subsidiary of the Company may become a Guarantor or Grantor hereunder upon delivery by such Person of a supplement to the Guaranty or the Subsidiary Pledge Agreement, as applicable, and such resolutions, opinions of counsel and other constitutive documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent (except that the form and substance of the description of the assets subject to any such supplement to the Subsidiary Pledge Agreement shall be satisfactory to the Administrative Agent and the Required Lenders in their sole discretion).

      SECTION 6.05. RELIANCE ON CERTIFICATES. The Lenders, the Issuing Banks and each Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Loan Parties as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

      SECTION 7.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

            (a) Existence and Standing. Each of the Borrowers, Consumers and each of the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

            (b) Authorization; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party (i) are within such Loan Party's powers, (ii) have been duly authorized by all necessary corporate or other organizational action or proceedings and (iii) do not and will not (A) require any consent or approval of the stockholders (or other applicable holder of equity) of such Loan Party (other than such consents and approvals which have been obtained and are in full force and effect), (B) violate any provision of the charter or by-laws (or other comparable constitutive documents) of such Loan Party or of law, (C) violate any legal restriction binding on or affecting such Loan Party, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Loan Party is a party or by which it or its properties may be bound or affected, or (E) result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its respective properties.

            (c) Government Consent. No Governmental Approval is required, other than filings necessary to create or perfect security interests in the Collateral or as may be required under applicable energy, antitrust or securities laws in connection with the exercise of remedies with respect to certain Collateral.

            (d) Security Interests; Enforceability. Each Loan Document (i) where applicable, creates valid and, upon filing of the financing statements delivered on or prior to the Closing Date and described in Section 6.01(c), perfected security interests in the Collateral covered thereby securing the payment of all of the Loans and reimbursement obligations purported to be secured thereby, which security interests shall be first priority perfected security interests, subject to Liens permitted under Section 8.02(a), and (ii) is the legal, valid and binding obligation of each Loan Party thereto enforceable against such Loan Party in accordance with its terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            (e) Financial Statements; Material Adverse Change. (i) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as at December 31, 2003 and December 31, 2004, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries for the fiscal years then ended, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, copies of each of which have been furnished to the Administrative Agent for distribution to each Lender, fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such dates and the results of operations of the Company and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied; (ii) the consolidated balance sheets of Consumers and its consolidated Subsidiaries as at December 31, 2003 and December 31, 2004, and the related consolidated statements of income, retained earnings and cash flows of Consumers and its consolidated Subsidiaries for the fiscal years then ended, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, copies of each of which have been furnished to the Administrative Agent for distribution to each Lender, fairly present the financial condition of Consumers and its consolidated Subsidiaries as at such dates and the results of operations of Consumers and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied; (iii) the consolidated balance sheets of the Company and its Consolidated Subsidiaries as at March 31, 2005 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries for the fiscal quarter ending on such date, copies of each of which have been furnished to the Administrative Agent for distribution to each Lender, fairly present (subject to year-end audit adjustments) the financial condition of the Company and its Consolidated Subsidiaries as at such date and the results of the Company and its Consolidated Subsidiaries for such period, all in accordance with generally accepted accounting principles consistently applied; (iv) the consolidated balance sheets of Consumers and its Consolidated Subsidiaries as at March 31, 2005 and the related consolidated statements of income, retained earnings and cash flows of Consumers and its Consolidated Subsidiaries for the fiscal quarter ending on such date, copies of each of which have been furnished to the Administrative Agent for distribution to each Lender, fairly present (subject to year-end audit adjustments) the financial condition of Consumers and its Consolidated Subsidiaries as at such date and the results of Consumers and its Consolidated Subsidiaries for such period, all in accordance with generally accepted accounting principles consistently applied; (v) since December 31, 2004, except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2005 and Reports on Form 8-K filed with the Securities and Exchange Commission since December 31, 2004 but prior to the Closing Date, there has been no Material Adverse Change; and (vi) except as a result of any Restatement Event (other than the Restatement itself), no Loan Party has any material liabilities or obligations except as reflected in the foregoing financial statements and in
Schedule I, as evidenced by the Loan Documents and as may be incurred, in accordance with the terms of this Agreement, in the ordinary course of business (as presently conducted) following the Closing Date.

            (f) Litigation. Except (i) as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2005 and Reports on Form 8-K filed with the Securities and Exchange Commission since December 31, 2004 but prior to the Closing Date, (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Reports filed with the Securities and Exchange Commission set forth in clause (i) above (all such matters in clauses (i) and (ii) being the "DISCLOSED MATTERS") and (iii) any Restatement Event, there are no pending or threatened actions, suits, investigations or proceedings against or, to the knowledge of such Borrower, affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that would, if adversely determined, reasonably be expected to materially adversely affect the financial condition, properties, business or operations of the Company and its Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of this Agreement or any other Loan Document. There have been no material adverse developments with respect to the Disclosed Matters that have had or could reasonably be expected to result in a Material Adverse Change.

            (g) Insurance. All insurance required by Section 8.01(b) is in full force and effect.

            (h) ERISA. No Plan Termination Event has occurred nor is reasonably expected to occur with respect to any Plan of the Company or any of its ERISA Affiliates which would result in a material liability to the Company, except as disclosed and consented to by the Required Lenders in writing from time to time. Except as disclosed in the Company's Annual Report on Form 10-K for the period ended December 31, 2004, since the date of the most recent Schedule B (Actuarial Information) to the annual report of the Company (Form 5500 Series), if any, there has been no material adverse change in the funding status of the Plans referred therein and no "prohibited transaction" has occurred with respect thereto which is reasonably expected to result in a material liability to the Company. Neither the Company nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan, except as disclosed and consented to by the Required Lenders in writing from time to time.

            (i) Casualty. No fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (except for any such circumstance, if any, which is covered by insurance which coverage has been confirmed and not disputed by the relevant insurer) affecting the properties, business or operations of any Borrower, Consumers or any Restricted Subsidiary has occurred that could reasonably be expected to have a material adverse effect on the business, property, financial condition, results of operations or prospects of (A) the Company and its Subsidiaries, considered as a whole, or (B) Consumers and its Subsidiaries, considered as a whole.

            (j) Taxes. The Company and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Company or any of its Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

            (k) Legal Constraints on Dividends. No extraordinary judicial, regulatory or other legal constraints exist which limit or restrict Consumers' ability to declare or pay cash dividends with respect to its capital stock, other than (i) pursuant to the Consumers Credit Facility or (ii) any such restriction enacted or imposed by the Michigan Public Service Commission.

            (l) Ownership of Certain Subsidiaries. The Company owns (i) not less than 80% of the outstanding shares of common stock of Enterprises and (ii) not less than 80% of the outstanding shares of common stock of Consumers.

            (m) Accuracy of Disclosures. The Consolidated 2005-2009 Projections of Consumers and the Borrowers (the "PROJECTIONS") are based upon assumptions that the Borrowers believed were reasonable at the time the Projections were delivered, it being recognized by the Administrative Agent and the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, and all other financial information delivered by the Borrowers to the Administrative Agent and the Banks on and after the Closing Date is true and correct in all material respects as at the dates and for the periods indicated therein in light of the circumstances under which such information was provided.

            (n) Regulation U. (i) No Loan Party is engaged in the business of extending credit for the purpose of buying or carrying "margin stock" (within the meaning of Regulation U issued by the Board), (ii) and no proceeds of any Loan or any drawing under any Letter of Credit will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock and (iii) following application of the proceeds of each Extension of Credit, not more than 25 percent of the value of the assets of the Company and its Subsidiaries on a consolidated basis will be margin stock.

            (o) Investment Company Act. No Loan Party is an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

            (p) Acquisition of Securities. No proceeds of any Loan or any drawing under any Letter of Credit will be used to acquire any security in any transaction without the approval of the board of directors of the Person issuing such security if (i) the acquisition of such security would cause any Borrower to own, directly or indirectly, 5.0% or more of any outstanding class of securities issued by such Person, or (ii) such security is being acquired in connection with a tender offer.

            (q) PUHCA. No Loan Party is a registered "holding company" or a "subsidiary" or an "affiliate" of a registered "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, 15 USC 79 et seq.

            (r) Material Adverse Change Information. The Borrowers have not withheld any fact from the Administrative Agent, the Issuing Banks or the Lenders in regard to the occurrence of any Material Adverse Change.

            (s) Solvency. After giving effect to the Loans to be made or Letters of Credit to be issued on the Closing Date or such other date as Loans or Extensions of Credit requested hereunder are made, and the disbursement of the proceeds of such Loans or Extensions of Credit pursuant to the applicable Borrower's instructions, the Company and its Subsidiaries, taken as a whole, are Solvent.

            (t) Project Finance Debt. Schedule I sets forth as of March 31, 2005
(i) all Project Finance Debt of the Company and the Consolidated Subsidiaries, and (ii) all debt (as such term is construed in accordance with GAAP) of the Loan Parties, and, as of the Closing Date, there are no defaults in the payment of principal or interest on any such Debt and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule).

            (u) OFAC. None of the Borrowers or any Subsidiary or Affiliate of the Borrowers is named on the United States Department of the Treasury's Specially Designated Nationals or Blocked Persons list available through http://www.treas.gov/offices/eotffc/ofac/ sdn/t11sdn.pdf or as otherwise published from time to time.

                                  ARTICLE VIII
                           COVENANTS OF THE BORROWERS

      SECTION 8.01. AFFIRMATIVE COVENANTS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any
Commitment:

            (a) Payment of Taxes, Etc. Each Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent such Borrower or any Subsidiary thereof, as the case may be, is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with GAAP.

            (b) Maintenance of Insurance. Each Borrower shall maintain, and shall cause each of the Restricted Subsidiaries and Consumers to maintain, insurance covering the Borrowers and each of the Restricted Subsidiaries and Consumers and their respective properties in effect at all times in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general geographical area in which the Borrowers and the Restricted Subsidiaries and Consumers operate, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations.

            (c) Preservation of Existence, Etc. Except as otherwise permitted by
Section 8.02, each Borrower shall preserve and maintain, and shall cause each of the Restricted Subsidiaries and, in the case of the Company, Consumers to preserve and maintain, its corporate or limited liability company existence, material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business.

            (d) Compliance with Laws, Etc. Each Borrower shall comply, and shall cause each of the Restricted Subsidiaries and Consumers to comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including any such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, and employee safety and health matters relating to business operations.

            (e) Inspection Rights. Subject to the requirements of laws or regulations applicable to such Borrower or its Subsidiaries, as the case may be, and in effect at the time, at any time and from time to time upon reasonable notice, each Borrower shall permit (i) each Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, such Borrower or any of its Subsidiaries and (ii) each Agent, each of the Issuing Banks, each of the Lenders, and their respective agents and representatives to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with such Borrower and its Subsidiaries and their respective officers, directors and accountants. Each such visitation and inspection described in the preceding sentence by or on behalf of any Lender or Issuing Bank shall, unless occurring at a time when a Default or Event of

Default shall be continuing, be at such Lender's or Issuing Bank's, as applicable, expense; all other such inspections and visitations shall be at such Borrower's expense.

            (f) Keeping of Books. Each Borrower shall keep, and shall cause each of its Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of such Borrower and its Subsidiaries and the assets and business of such Borrower and its Subsidiaries, in accordance with GAAP.

            (g) Maintenance of Properties, Etc. Each Borrower shall maintain, and shall cause each of the Restricted Subsidiaries to maintain, in substantial conformity with all laws and material contractual obligations, good and marketable title to all of its properties which are used or useful in the conduct of its business; provided, however, that the foregoing shall not restrict the sale or transfer of any asset of the Borrowers or any Restricted Subsidiary to the extent not otherwise prohibited by the terms of this Agreement. In addition, each Borrower shall preserve, maintain, develop, and operate, and shall cause each of its Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with all laws and material contractual obligations, all of its material properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h) Use of Proceeds. The Borrowers shall use all Extensions of Credit for general corporate purposes (subject to the terms and conditions of this Agreement).

            (i) Consolidated Leverage Ratio. The Company shall maintain, as of the last day of each fiscal quarter (in each case, the "MEASUREMENT QUARTER"), a maximum ratio of (i) Consolidated Debt as of such day, to (ii) Consolidated EBITDA for the immediately preceding four-fiscal-quarter period ending on such day, of not more than 7.00 to 1.00, commencing with the Measurement Quarter ending June 30, 2005.

            (j) Cash Coverage Ratio. The Company shall maintain, as of the last day of each Measurement Quarter, a minimum ratio of (i) the sum of (A) Cash Dividend Income for the four-fiscal-quarter period ending on such day, plus (B) amounts received by the Company pursuant to the Tax Sharing Agreement plus (C) the lesser of (x) 25% of the Net Proceeds received by the Company from the sale, assignment or other disposition (but not the lease or license) of any property, including without limitation, any sale of capital stock or other equity interest in any of the Company's direct or indirect Subsidiaries during such period and
(y) $50,000,000 to (ii) an amount equal to (A) interest expense (excluding (1) all arrangement, underwriting and other similar fees payable in connection with this Agreement, (2) all arrangement, underwriting and upfront fees paid in connection with the Existing Credit Agreement and this Agreement, (3) all interest or dividends paid on Hybrid Preferred Securities and (4) interest expense payable by the Company in respect of any Debt owing to any Subsidiary thereof) accrued by the Company in respect of all Debt during such period, plus
(B) cash United States federal income taxes paid by the Company minus (C) cash interest income received by the Company from Persons other than any Subsidiary of the Company, during such period, minus (D) all amounts received by the Company from its Subsidiaries and Affiliates during such period constituting reimbursement of interest expense and commitment, guaranty and letter of credit charges of the Company to such Subsidiary or Affiliate, of not less than 1.20 to 1.00, commencing with the Measurement Quarter ending on June 30, 2005; provided, that the

Company shall be deemed not to be in breach of the foregoing covenant if, during the Measurement Quarter, the Borrowers have permanently reduced the principal amount outstanding under this Agreement and the Promissory Notes, such that the amount determined pursuant to clause (ii) above, when recalculated on a pro forma basis assuming that the amount of such reduced principal amount outstanding under this Agreement and the Promissory Notes were in effect at all times during such four-fiscal-quarter period, would result in the Company being in compliance with such ratio.

            (k) Further Assurances. The Borrowers shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender or any Issuing Bank through the Administrative Agent may reasonably request in order to give effect to the transactions contemplated by this Agreement and the other Loan Documents. In addition, the Borrowers will use all reasonable efforts to duly obtain or make Governmental Approvals required from time to time on or prior to such date as the same may become legally required.

            (l) Subsidiary Guarantees. The Borrowers will (i) with respect to each Person that becomes a Restricted Subsidiary after the Closing Date (other than (a) any Subsidiary of the Company organized under the laws of a jurisdiction located other than in the United States (each a "FOREIGN SUBSIDIARY") if the execution of the Guaranty by such Subsidiary would result in any materially adverse tax consequences to the Company and (b) CMS ERM), subject to any limitations under contractual restrictions as in effect as of the Closing Date or applicable law with respect to each Foreign Subsidiary, cause each such Restricted Subsidiary to execute the Guaranty pursuant to which it agrees to be bound by the terms and provisions of the Guaranty, and (ii) cause such Persons identified in clause (i) above to deliver resolutions, opinions of counsel and such other constitutive documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

            (m) Compliance with Fee Letters. The Borrowers shall comply with all of their respective obligations under the Fee Letters.

            (n) Payment of Declared Dividend. Each Borrower shall cause each of its direct Subsidiaries to, and Enterprises shall, pay all dividends within 30 days after declaration thereof.

            (o) Collateral.

            (i) Subject to the following paragraph (ii), each Borrower will cause, and will cause each of the other Loan Parties to cause, all of such Person's right, title and interest in, to and under the Collateral owned by it to be subject at all times to first priority, perfected security interests in favor of the Collateral Agent for the benefit of the Lenders to secure its respective Obligations, subject in any case to Liens permitted under Section 8.02(a).

            (ii) If any time (i) the Debt Rating of the Company shall be BBB or higher from S&P and Baa2 or higher from Moody's and (ii) each of the Liens granted by the Company pursuant to the AIG Pledge Agreement shall have been released pursuant to documentation reasonably satisfactory to the Administrative Agent in form and substance, the Collateral Agent shall, promptly upon the request of the Borrowers, release its Liens on the Collateral (other than the "Collateral" under (and as defined) in the Cash Collateral Agreement) and terminate each of the Pledge Agreements. If at any time after any such release the Debt Rating of the Company shall be lower than BBB from S&P or Baa2 from Moody's, the Borrowers shall cause, and shall cause each of the other Loan Parties to cause, all of such Person's right, title and interest in, to and under the property constituting Collateral at the time of such release to be pledged to the Collateral Agent as security for the Obligations pursuant to documentation reasonably satisfactory to the Administrative Agent in form and substance.

      SECTION 8.02. NEGATIVE COVENANTS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, each Borrower agrees that it shall not, without the written consent of the Required
Lenders:

            (a) Liens, Etc. (1) Create, incur, assume or suffer to exist, or permit any of the Loan Parties to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties of any character (including capital stock and other ownership interests of the Borrowers' directly-owned Subsidiaries, intercompany obligations and accounts), whether now owned or hereafter acquired, or (2) file, or permit any of the other Loan Parties to file, under the Uniform Commercial Code of any jurisdiction a financing statement which names either Borrower or any other Loan Party as debtor (other than financing statements that do not evidence a Lien), or (3) sign, or permit any of the other Loan Parties to sign, any security agreement or other document authorizing any secured party thereunder to file any such financing statement, or (4) assign, or permit any of the other Loan Parties to assign, accounts, excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:

            (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

            (ii) cash pledges or deposits to secure (A) obligations under workmen's compensation laws or similar legislation, (B) public or statutory obligations of any of the other Loan Parties, (C) reimbursement obligations of Enterprises, CMS Generation or CMS ERM with respect to letters of credit issued by Bank of America, N.A. (or any of its affiliates), in connection with the settlement of claims related to CMS ERM's energy trading operations in an aggregate amount not to exceed $30,000,000, (D) Support Obligations of any Borrower or any Loan Party,
      (E) obligations of Enterprises, CMS ERM, CMS ERM Michigan or Dearborn Industrial Generation in respect of hedging arrangements and commodity purchases and sales (including any cash margins with respect thereto); provided, that with respect to clauses (D) and (E) above the aggregate amount of cash pledges or deposits securing such Support Obligations and such obligations of Enterprises, CMS ERM, CMS ERM Michigan or Dearborn Industrial Generation shall not exceed $400,000,000 at any one time outstanding, and (F) obligations of (x) the Company in respect of interest rate swap agreements and (y) any Loan Party in respect of foreign exchange swap agreements, provided that the aggregate amount of cash pledges or deposits securing such obligations under this clause (F) shall not exceed $50,000,000 at any one time outstanding;

            (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith;

            (iv) Liens securing the obligations under the Loan Documents;

            (v) Liens securing Off-Balance Sheet Liabilities (and all refinancings and recharacterizations thereof permitted under Section 8.02(b)(iv)) in an aggregate amount not to exceed $775,000,000;

            (vi) purchase money Liens or purchase money security interests upon or in property acquired or held by any Borrower or any other Loan Party in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens or security interests, or Liens or security interests existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien or security interest shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien or security interest being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Debt at any one time outstanding secured by Liens permitted by this clause (vi) shall not exceed $15,000,000;

            (vii) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of any Borrower or any other Loan Party;

            (viii) Liens existing on any capital asset of any Person at the time such Person is merged or consolidated with or into, or otherwise acquired by, any Borrower or any other Loan Party and not created in contemplation of such event, provided that such Liens do not encumber any other property or assets and such merger, consolidation or acquisition is otherwise permitted under this Agreement;

            (ix) Liens existing on any capital asset prior to the acquisition thereof by any Loan Party and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets;

            (x) Liens existing as of the Closing Date;

            (xi) Liens securing Project Finance Debt otherwise permitted under this Agreement;

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

            (xii) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses (v), (viii), (ix), (x) or (xi); provided that (a) such Debt is not secured by any additional assets, and (b) the amount of such Debt secured by any such Lien is otherwise permitted under this Agreement;

            (xiii) Liens on accounts receivable (other than intercompany receivables) and other contract rights of CMS ERM and its Subsidiaries arising on or after the Closing Date in favor of any Person (other than an Affiliate of the Company or any of its Subsidiaries) that facilitates the origination of such accounts receivable or other contract rights;

            (xiv) Liens on accounts receivable (other than intercompany receivables) of CMS ERM in favor of Bank of America, N.A. (or any of its affiliates) to secure the reimbursement obligations of Enterprises, CMS Generation and CMS ERM with respect to letters of credit issued by Bank of America, N.A. (or any of its affiliates) in connection with the settlement of claims related to CMS ERM's energy trading obligations in an aggregate amount not to exceed $30,000,000;

            (xv) subordinated Liens granted pursuant to the terms of the AIG Pledge Agreement, which Liens shall be subordinated pursuant to the terms of the Intercreditor Agreement, to secure certain surety bond obligations as described in the AIG Pledge Agreement; and

            (xvi) subordinated Liens on the capital stock of Enterprises and/or Consumers securing Debt incurred by the Company in an aggregate amount not to exceed $200,000,000; provided, that (i) such Liens are subordinated in priority to the Liens securing the Obligations, (ii) the holders of such Debt shall have no rights to direct or otherwise control at any time any disposition of Collateral or any proceeds thereof so long as any Obligations shall remain outstanding (all of which rights shall be waived to the fullest extent permitted by applicable law) pursuant to an intercreditor agreement on terms reasonably acceptable to the Administrative Agent and (iii) such Debt has terms and conditions (including maturity, amortization, interest rates, premiums, fees, covenants, subordination, events of default and remedies) that are reasonably acceptable to the Administrative Agent.

            (b) Debt. Permit any Subsidiary of the Company (other than Consumers or any Subsidiary thereof) to create, incur, assume or suffer to exist any debt (as such term is construed in accordance with GAAP) other than:

            (i) debt arising by reason of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Enterprises' or its Subsidiaries' business;

            (ii) in the form of indemnities in respect of unfiled mechanics' liens and Liens affecting Enterprises' or its Subsidiaries' properties permitted under Section 8.02(a)(iii);

            (iii) debt arising under the Loan Documents;

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

            (iv) debt constituting Off-Balance Sheet Liabilities (including any recharacterization thereof as debt pursuant to any changes in generally accepted accounting principles hereafter required or permitted and which are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants) to the extent permitted by Section 8.02(n), and any extensions, renewals, refundings or replacements thereof, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, is an obligation of the same Person that is the obligor in respect of, and has a weighted average life to maturity not less than the weighted average life to maturity of, the debt so extended, renewed, refunded or replaced;

            (v) other debt outstanding on the Closing Date (including the debt of the Loan Parties as of March 31, 2005 as set forth on Schedule I), and any extensions, renewals, refundings or replacements thereof, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, is an obligation of the same Person that is the obligor in respect of, and has a weighted average life to maturity not less than the weighted average life to maturity of, the debt so extended, renewed, refunded or replaced;

            (vi) (a) unsecured, subordinated debt owed (i) to the Company by Enterprises or CMS Capital (or any successor by merger to CMS Capital),
      (ii) to Enterprises or CMS Capital (or any successor by merger to CMS Capital) and (iii) to any Grantor by any Loan Party, and (b) unsecured debt owed to any Subsidiary of Enterprises (other than a Grantor) by CMS Capital (or any successor by merger to CMS Capital), and (c) unsecured debt of any Foreign Subsidiary of Enterprises owed to another Foreign Subsidiary of Enterprises provided that the proceeds of any repayment of such debt are remitted to a Loan Party;

            (vii) Project Finance Debt incurred by any Loan Party or any Subsidiary thereof on or after the Closing Date the proceeds of which are used by the obligor of such Project Finance Debt for (A) working capital purposes (including construction or other capital expenditures), (B) acquisition of additional assets or (C) redemption of equity interests in such Person;

            (viii) capital lease obligations and other Debt secured by purchase money Liens to the extent such Liens shall be permitted under Section 8.02(a)(vi);

            (ix) Project Finance Debt incurred by Takoradi International Company in respect of the Takoradi Project (other than Project Finance Debt permitted to be incurred pursuant to clause (vii) above) in an aggregate principal amount not to exceed $30,000,000;

            (x) reimbursement obligations of Enterprises, CMS Generation or CMS ERM with respect to letters of credit issued by Bank of America, N.A. (or any of its affiliates), in connection with the settlement of claims related to CMS ERM's energy trading operations in an aggregate amount not to exceed $40,000,000; and

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

            (xi) additional Debt not otherwise permitted under this Section 8.02(b) in an aggregate principal amount not to exceed $75,000,000 at any time outstanding.

            (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of the other Loan Parties to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (other than leases which constitute Debt) having an original term of one year or more which would cause the aggregate direct or contingent liabilities of the Borrowers and the other Loan Parties in respect of all such obligations payable in any period of 12 consecutive calendar months to exceed $50,000,000.

            (d) Investments in Other Persons. Make, or permit any of the other Loan Parties to make, any loan or advance to any Person, or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, other than (i) Permitted Investments, (ii) pursuant to the contractual or contingent obligations of such Borrower or any other Loan Party as in effect as of the Closing Date and in amounts not to exceed the estimated amounts as set forth on
Schedule I hereto (whether such obligation is conditioned upon a change in the ratings of the securities issued by such Person or otherwise) and, in each case, in an amount not to exceed such contractual or contingent obligation as in effect on the Closing Date, (iii) investments, directly or indirectly, by any Loan Party (x) in the capital of any Subsidiary of the Company that is a Loan Party and (y) in assets contributed to such Loan Party, provided that if any such assets constitute Collateral prior to such contribution, such assets shall remain Collateral after giving effect to such contribution and prior to such contribution such Borrower shall, and shall cause each applicable Subsidiary to, execute and deliver to the Administrative Agent all agreements, instruments and documents as may be necessary or reasonably requested by the Administrative Agent to perfect the security interest of the Collateral Agent in such Collateral, (iv) investments in the capital stock or other ownership interests of any of the Company's Subsidiaries arising from the conversion of intercompany indebtedness to equity, (v) intercompany loans and advances to the extent the corresponding debt is permitted under Section 8.02(b)(vi), (vi) investments constituting non-cash consideration received in connection with the sale of any asset not otherwise prohibited under this Agreement, (vii) additional loans, advances, purchases, contributions and other investments in an amount not to exceed $600,000,000 in the aggregate at any time, (viii) intercompany loans and advances by the Company to Consumers in an aggregate principal amount not to exceed $300,000,000 at any time, and (ix) investments by the Company in the capital stock of Consumers; provided, however, that investments described in clause (iv) above (solely with respect to investments made in any Subsidiary that is not a Loan Party) shall not be permitted to be made at a time when either a Default or an Event of Default shall be continuing or would result therefrom.

            (e) Restricted Payments. Declare or pay, or permit any other Loan Party to declare or pay, directly or indirectly, any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of common stock of the Company or any share of any class of capital stock or other ownership interests of any of the other Loan Parties (other than (1) stock splits and dividends payable solely in nonconvertible equity securities of the Company (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture on the Closing
Date)) and (2) dividends and distributions made to such Borrower or a Loan Party; provided that if any assets dividended or distributed by any Loan Party constitute Collateral prior to such dividend or distribution, such assets shall remain Collateral after giving effect to such dividend or distribution and prior to such dividend or distribution such Borrower shall, and shall cause each applicable Subsidiary to, execute and deliver to the Administrative Agent all agreements, instruments and documents as may be necessary or reasonably requested by the Administrative Agent to perfect the security interest of the Collateral Agent in such Collateral), or purchase, redeem, retire, or otherwise acquire for value, or permit any of the other Loan Parties to purchase, redeem, retire, or otherwise acquire for value, any shares of any class of common stock of the Company or any share of any class of capital stock or other ownership interests of any of the other Loan Parties or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, or make, or permit any of the other Loan Parties to make, any distribution of assets to any of its shareholders (other than distributions to such Borrower or any other Loan Party) (any such dividend, payment, distribution, purchase, redemption, retirement or acquisition being hereinafter referred to as a "RESTRICTED PAYMENT") other than (i) pursuant to the terms of any class of capital stock of the Company issued and outstanding (and as in effect on) the Closing Date, any purchase or redemption of capital stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of the Company (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture on the Closing
Date)); (ii) payments made by such Borrower or any other Loan Party pursuant to the Tax Sharing Agreement; and (iii) any cash dividend or cash distribution on common stock of the Company; provided, that the amount of any cash dividend or cash distribution made pursuant to the preceding clause (iii) shall not exceed, in the aggregate with each other such cash dividend and cash distribution made during the previous twelve-month period, (w) $150,000,000, if after giving effect to such cash dividend or cash distribution the Company shall have Liquidity equal to or greater than $300,000,000, (x) $100,000,000, if after giving effect to such cash dividend or cash distribution the Company shall have Liquidity equal to or greater than $150,000,000 and less than $300,000,000, (y) $75,000,000, if after giving effect to such cash dividend or cash distribution the Company shall have Liquidity equal to or greater than $100,000,000 and less than $150,000,000 and (z) otherwise, zero.

            (f) Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended), (ii) terminate, or permit any ERISA Affiliate to terminate, any Plan or withdraw from, or permit any ERISA Affiliate to withdraw from, any Multiemployer Plan, so as to result in any material (in the opinion of the Required Lenders) liability of such Borrower, any other Loan Party or Consumers to such Plan, Multiemployer Plan or the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan or withdrawal from any Multiemployer Plan so as to result in a material liability to such Borrower, any other Loan Party or Consumers.

            (g) Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with any of its Affiliates unless such transaction is on terms no less favorable to such Borrower or such Subsidiary than if the transaction had been negotiated in good faith on an arm's-length basis with a non-Affiliate; provided that any transaction permitted under Sections 8.02(b), 8.02(e) or 8.02(h) shall be permitted hereunder.

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

            (h) Mergers, Etc. Merge with or into or consolidate with or into, or permit any of the other Loan Parties or Consumers to merge with or into or consolidate with or into, any other Person, except that (i) (x) any Loan Party may merge with or into any other Loan Party, (y) any Subsidiary of a Loan Party that is not a Loan Party may merge into such Loan Party or with or into any other Subsidiary of any Loan Party, provided that (a) in any such merger with or into a Borrower, such Borrower (or, in the case of a merger of the Company and Enterprises, the Company) is the surviving corporation, (b) in any such merger into a Loan Party under clause (y) above, the Loan Party is the survivor thereof, (c) no Default or Event of Default shall be continuing or result therefrom and (d) such Loan Party shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction, and (ii) any Loan Party may merge with or into any other Person, provided that (a) (x) such Loan Party is the survivor thereof, or (y) in the case of any Loan Party that is a corporation reconstituting itself as limited liability company, such limited liability company shall be the survivor thereof and shall confirm its obligations as successor to such Loan Party under the Loan Documents to which such Loan Party is a party in form and substance reasonably acceptable to the Administrative Agent (and any Loan Party that shall have pledged the capital stock of such predecessor Loan Party shall reconfirm the pledge of such survivor's ownership interests as Collateral under the Loan Documents) and such survivor shall be thereafter deemed to be a Loan Party hereunder, (b) no Default or Event of Default shall be continuing or result therefrom, (c) such Loan Party shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction, and (d) immediately after giving effect to such merger, the Net Worth of such Loan Party shall be equal to or greater than the Net Worth of such Loan Party as of the last day of the fiscal quarter immediately preceding the date of such merger.

            (i) Sales, Etc., of Assets. Sell, lease, transfer, assign, or otherwise dispose of all or any substantial part of its assets, or permit any of the other Loan Parties (other than CMS ERM) to sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, except to give effect to a transaction permitted by subsection (h) above or subsection (j) below, provided, further, that neither such Borrower nor any of the other Loan Parties (other than CMS ERM) shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

            (A) the sale of property for consideration not less than the Fair Market Value thereof so long as (i) any non-cash consideration resulting from such sale shall be pledged or assigned to the Collateral Agent, for the benefit of the Lenders, pursuant to an instrument in form and substance reasonably acceptable to the Collateral Agent, (ii) cash consideration resulting from such sale shall be (x) in an amount determined by such Borrower for any sale the consideration of which is $10,000,000 or less, or, together with all other such sales under this clause (x), $25,000,000 or less, or (y) for all other sales, not less than 90% of the aggregate consideration resulting from such sale, and (iii) such Borrower complies with the mandatory prepayment provisions set forth in Section 2.03(c);

            (B) the transfer of assets from a Loan Party to any Loan Party; provided that if any such assets constitute Collateral prior to such transfer, such assets shall remain Collateral after giving effect to such transfer and prior to such transfer such Borrower shall, and shall cause each applicable Subsidiary to, execute and deliver to the Administrative Agent all agreements, instruments and documents as may be necessary or reasonably requested by the Administrative Agent to perfect the security interest of the Collateral Agent in such Collateral;

            (C) the transfer of property constituting an investment otherwise permitted under Section 8.02(d);

            (D) the sale of electricity and natural gas and other property in the ordinary course of the Company's and its Subsidiaries respective businesses consistent with past practice;

            (E) any transfer of an interest in receivables and related security, accounts or notes receivable on a limited recourse basis in connection with the incurrence of Off-Balance Sheet Liabilities, provided, that such transfer qualifies as a legal sale and as a sale under GAAP and the incurrence of such Off-Balance Sheet Liabilities is permitted under
      Section 8.02(n); and

            (F) the disposition of equipment if such equipment is obsolete or no longer useful in the ordinary course of such Borrower's or such Subsidiary's business.

            (j) Maintenance of Ownership of Subsidiaries. Sell, transfer, assign or otherwise dispose of any shares of capital stock or other ownership interests of any of the Loan Parties or any warrants, rights or options to acquire such capital stock or other ownership interests, or permit any other Loan Party to issue, sell, transfer, assign or otherwise dispose of any shares of its capital stock or other ownership interests or the capital stock or other ownership interests of any other Loan Party or any warrants, rights or options to acquire such capital stock or other ownership interests, except (i) to give effect to a transaction permitted by subsection (d), (h) or (i) above, and (ii) in connection with the foreclosure of any Liens permitted under Section 8.02(a)(iv).

            (k) Amendment of Tax Sharing Agreement. Directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any term, provision or condition of the Tax Sharing Agreement if the effect of such amendment, modification, supplement, waiver or assent is to (i) reduce materially any amounts otherwise payable to, or increase materially any amounts otherwise owing or payable by, such Borrower thereunder, or (ii) change materially the timing of any payments made by or to such Borrower thereunder.

            (l) Conduct of Business. Engage, or permit any Restricted Subsidiary to engage, in any business other than (a) the business engaged in by the Company and its Subsidiaries on the date hereof, and (b) any business or activities which are substantially similar, related or incidental thereto.

            (m) Organizational Documents. Amend, modify or otherwise change, or permit any Restricted Subsidiary to amend, modify or otherwise change any of the terms or provisions in any of their respective certificate of incorporation and by-laws (or comparable constitutive documents) as in effect on the Closing Date in any manner adverse to the interests of the Lenders.

            (n) Off-Balance Sheet Liabilities. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than, in the case of the Company, Consumers and its Subsidiaries) to create, incur, assume or suffer to exist, Off-Balance Sheet Liabilities (exclusive of lease obligations otherwise permitted under Section 8.02(c)) in the aggregate in excess of $775,000,000 at any time.

      SECTION 8.03. REPORTING OBLIGATIONS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Company will, unless the Required Lenders shall otherwise consent in writing, furnish to the Administrative Agent (for delivery to each Lender), the following:

            (a) as soon as possible and in any event within five days after any Borrower knows or should have reason to know of the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer or chief accounting officer of the Company setting forth details of such Default or Event of Default and the action that the Borrowers propose to take with respect thereto;

            (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the fiscal quarter ending on June 30, 2005, (i) a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of the Company and its Subsidiaries as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (which requirement shall be deemed satisfied by the delivery of the Company's quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of the Company as fairly presenting the financial condition of the Company and its Subsidiaries as at such date and the results of the Company and its Subsidiaries for such periods and having been prepared in accordance with GAAP, (ii) a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of Consumers and its Subsidiaries as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (which requirement shall be deemed satisfied by the delivery of the Company's quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of Consumers as fairly presenting the financial condition of Consumers and its Subsidiaries as at such date and the results of Consumers and its Subsidiaries for such periods and having been prepared in accordance with GAAP, (iii) a schedule (substantially in the form of Exhibit E appropriately completed) of (1) the computations used by the Company in determining compliance with the covenants contained in Sections 8.01(i) and 8.01(j), (2) all Project Finance Debt of the Company and the Consolidated Subsidiaries, together with the Company's Ownership Interest in each such Consolidated Subsidiary and (3) all

Support Obligations of the Borrowers of the types described in clauses (iv) and
(v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable), to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (1) above, and (iv) a certificate of the chief financial officer or chief accounting officer of the Company stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers propose to take with respect thereto;

            (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2005, a copy of the Annual Report on Form 10-K (or any successor form) for the Company and its Subsidiaries for such year, including therein (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such fiscal year, accompanied by a report thereon of a nationally-recognized independent public accounting firm, and (ii) a consolidated balance sheet of Consumers and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of Consumers and its Subsidiaries for such fiscal year, accompanied by a report thereon of a nationally-recognized independent public accounting firm, together with (iii) a schedule (substantially in the form of Exhibit E appropriately completed) of (1) the computations used by such accounting firm in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 8.01(i) and 8.01(j), (2) all Project Finance Debt of the Company and the Consolidated Subsidiaries, together with the Company's Ownership Interest in each such Consolidated Subsidiary and (3) all Support Obligations of the Borrowers of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable), to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (1) above, and (iv) a certificate of the chief financial officer or chief accounting officer of the Company stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers propose to take with respect thereto;

            (d) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Enterprises, commencing with the fiscal quarter ending on June 30, 2005, a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of Enterprises and its Subsidiaries as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of Enterprises as fairly presenting the financial condition of Enterprises and its Subsidiaries as at such date and the results of Enterprises and its Subsidiaries for such periods and having been prepared in accordance with GAAP;

            (e) as soon as available and in any event within 120 days after the end of each fiscal year of Enterprises, commencing with the fiscal year ending on December 31, 2005, a consolidated balance sheet of Enterprises and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of Enterprises and its Subsidiaries for such fiscal year, all in reasonable detail and duly certified by the chief financial officer or chief accounting officer of Enterprises as fairly presenting the financial condition of Enterprises and its Subsidiaries as at such date and the results of Enterprises and its Subsidiaries for the period ended on such date and having been prepared in accordance with GAAP;

            (f) as soon as possible and in any event (A) within 30 days after the Company knows or has reason to know that any Plan Termination Event described in clause (i) of the definition of Plan Termination Event with respect to any Plan of the Company or any ERISA Affiliate of the Company has occurred and could reasonably be expected to result in a material liability to the Company and (B) within 10 days after the Company knows or has reason to know that any other Plan Termination Event with respect to any Plan of the Company or any ERISA Affiliate of the Company has occurred and could reasonably be expected to result in a material liability to the Company, a statement of the chief financial officer or chief accounting officer of the Company describing such Plan Termination Event and the action, if any, which the Company proposes to take with respect thereto;

            (g) promptly after receipt thereof by the Company or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Company or any such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

            (h) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan (if any) to which the Company is a contributing employer;

            (i) promptly after receipt thereof by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $250,000 pursuant to Section 4202 of ERISA in respect of which the Company is reasonably expected to be liable;

            (j) promptly after the Company becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events of the type described in Section 7.01(f);

            (k) promptly after the sending or filing thereof, notice to the Administrative Agent and each Lender of any sending or filing of all proxy statements, financial statements and reports which the Company sends to its public security holders (if any), all regular, periodic and special reports which the Company files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, pursuant to the Exchange Act, and all final prospectuses with respect to any securities issued or to be issued by the Company or any of its Subsidiaries;

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            (l) as soon as possible and in any event within five days after the occurrence of any material default under any material agreement to which the Company or any of its Subsidiaries is a party, which default would materially adversely affect the business, property, financial condition, results of operations or prospects of the Company and its Subsidiaries, considered as a whole, any of which is continuing on the date of such certificate, a certificate of the chief financial officer of the Company setting forth the details of such material default and the action which the Company or any such Subsidiary proposes to take with respect thereto; and

            (m) promptly after requested, such other information respecting the business, properties, condition or operations, financial or otherwise, of the Company and its Subsidiaries as any Agent or the Required Lenders may from time to time reasonably request in writing.

The Company shall be deemed to have fulfilled its obligations pursuant to clauses (b), (c), (d), (e), (j) and (k) above to the extent the Administrative Agent (and the Lenders, if applicable) receives an electronic copy of the requisite document or documents in a format reasonably acceptable to the Administrative Agent, provided that a tangible copy of each requisite document delivered electronically is made available by the Company promptly upon request by any Agent or Lender.

                                   ARTICLE IX
                                    DEFAULTS

      SECTION 9.01. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing, the Administrative Agent and the Lenders shall be entitled to exercise the remedies set forth in Section 9.02:

            (a) The Borrowers shall fail to pay (i) any principal of any Loan when due, (ii) any reimbursement obligation under Section 4.04(a) within one (1) Business Day after such amount shall have become due or (iii) any interest, fees or other Obligations (other than any principal of any Loan or any reimbursement obligation under Section 4.04(a)) payable hereunder within five (5) Business Days after such interest, fees or other amounts shall have become due; or

            (b) Any representation or warranty made by or on behalf of any Loan Party in any Loan Document or certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

            (c) Any Borrower or any of its Subsidiaries shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 8.01(c), (h), (i), (j), (l) or (n) or in Section 8.02 (and the Borrowers, each Lender and each Agent hereby agrees that an Event of Default under this subsection (c) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

            (d) Any Borrower or any of its Subsidiaries shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in any Loan Document and any such failure shall remain unremedied, after written notice thereof shall have been given to the Borrowers by the Administrative Agent, for a period of 20 Business Days (and

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the Borrowers, each Lender and each Agent hereby agrees that an Event of Default under this subsection (d) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

            (e) Any Borrower, any Restricted Subsidiary or Consumers shall fail to pay any of its Debt (including any interest or premium thereon but excluding Debt incurred under this Agreement) aggregating, in the case of the Borrowers and each Restricted Subsidiary, $25,000,000 or more or, in the case of Consumers, $50,000,000 or more, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt (including any "amortization event" or event of like import in connection with any Off-Balance Sheet Liabilities), or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is (i) to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; unless in each such case the obligee under or holder of such Debt shall have waived in writing such circumstance so that such circumstance is no longer continuing, or (ii) with respect to any such event occurring in connection with any Off-Balance Sheet Liabilities aggregating $25,000,000 or more, to terminate the reinvestment of collections or proceeds of receivables and related security under any agreements or instruments related thereto (other than a termination resulting solely from the request of the Company or its Subsidiaries); or

            (f) (i) Any Borrower, any Restricted Subsidiary or Consumers shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Borrower, any Restricted Subsidiary or Consumers seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against a Borrower, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against a Borrower, a Restricted Subsidiary or Consumers or the appointment of a receiver, trustee, custodian or other similar official for such Borrower, such Restricted Subsidiary or Consumers or any of its property) shall occur; or (iii) any Borrower, any Restricted Subsidiary or Consumers shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

            (g) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Borrower, any Guarantor or any of their respective properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

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            (h) Any material provision of any Loan Document, after execution hereof or delivery thereof under Article VI, shall for any reason other than the express terms hereof or thereof cease to be valid and binding on any party thereto; or any Loan Party shall so assert in writing; or any Guarantor shall terminate or revoke any of its obligations under the Guaranty; or

            (i) Any "Event of Default" shall occur under and as defined in the AIG Pledge Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time; or

            (j) At any time, for any reason (except to the extent permitted by the terms of the Loan Documents or due to any failure by the Collateral Agent to take any action on its part to be performed under applicable law in order to maintain the perfection or priority of any such Liens), (i) the Liens intended to be created under any of the Loan Documents with respect to Collateral having a Fair Market Value of $10,000,000 or more become, or the Company or any of its Subsidiaries seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Collateral Agent for the benefit of the Lenders contemplated by the Loan Documents with respect to Collateral having a Fair Market Value of $10,000,000 or more shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the priority contemplated by this Agreement or the Loan Documents.

      SECTION 9.02. REMEDIES. If any Event of Default has occurred and is continuing, then the Administrative Agent or the Collateral Agent, as applicable, shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrowers (i) declare the Commitments and the obligation of each Lender to make or Convert Loans (other than Loans under Section 4.04) and of any Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) declare the principal amount outstanding hereunder, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the principal amount outstanding hereunder, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, (iii) make demand on the Borrowers to pay, and the Borrowers will be obligated to, upon such demand without any further notice or act, pay to the Administrative Agent the Cash Collateral Required Amount, which funds shall be deposited to the Cash Collateral Account as security for the LC Outstandings and (iv) exercise in respect of any and all Collateral, in addition to the other rights and remedies provided for herein or otherwise available to the Administrative Agent, the Collateral Agent or the Lenders, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which Collateral is located at that time; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower or any Guarantor under the Bankruptcy Code, (A) the Commitments and the obligation of each Lender to make or Convert Loans and of any Issuing Bank to issue Letters of Credit shall automatically be terminated, (B) the principal amount outstanding hereunder, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower, and (C) the Administrative Agent shall make demand on the Borrowers to pay, and the Borrowers shall be obligated to, upon such demand without any further notice or act, pay to the Administrative Agent the Cash Collateral Required Amount, which funds shall be deposited

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to the Cash Collateral Account as security for the LC Outstandings.
Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Section 9.02 shall affect (i) the obligation of any Issuing Bank to make any payment under any Letter of Credit issued by such Issuing Bank in accordance with the terms of such Letter of Credit or (ii) the participatory interest of each Lender in each such payment. If at any time while any Event of Default is continuing, the Administrative Agent determines that the Cash Collateral Required Amount is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will be obligated to, upon such demand without any further notice or act, pay to the Administrative Agent the Cash Collateral Required Amount, which funds shall be deposited to the Cash Collateral Account as security for the LC Outstandings.

                                    ARTICLE X
                                   THE AGENTS

      SECTION 10.01. AUTHORIZATION AND ACTION.

            (a) Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints each Agent (other than the Syndication Agent and the Documentation Agents) as its agent and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            (b) Any Lender or Issuing Bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank, as applicable, and may exercise the same as though it were not an Agent, and such Lender or Issuing Bank, as applicable, and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any of its Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.

            (c) No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01), and (iii) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Lender serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section
11.01 or any other provision of this Agreement) or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender (in which case

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such Agent shall promptly give a copy of such written notice to the Lenders and the other Agents). No Agent shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in
Article VI or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent. Neither the Syndication Agent nor the Documentation Agents shall have any duties or obligations in such capacity under any of the Loan Documents.

            (d) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            (e) Each Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding subsections of this Section 10.01 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

            (f) Subject to the appointment and acceptance of a successor Agent as provided in this subsection (f), any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a Lender with an office in New York, New York, or an Affiliate of any such Lender. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

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            (g) Each Lender acknowledges that it has independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender agrees (except as provided in Section 11.05) that it will not take any legal action, nor institute any actions or proceedings, against any Borrower or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Required Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Loans, or unilaterally terminate its Commitment except in accordance with
Section 9.02.

            (h) Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other applicable laws, rules, regulations or orders of any governmental authority, including any programs involving any of the following items relating to or in connection with any of the Borrowers, their Subsidiaries, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other laws, rules, regulations or orders.

            (i) Within 10 days after the Closing Date and at such other times as are required under the USA Patriot Act, each Lender and each of its assignees and participants that are not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations.

      SECTION 10.02. INDEMNIFICATION. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective Percentages of the Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees

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to reimburse the Agents and the Arrangers promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agents and the Arrangers in connection with the preparation, syndication, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Agents and the Arrangers are entitled to reimbursement for such expenses pursuant to Section 11.04 but are not reimbursed for such expenses by the Borrowers.

      SECTION 10.03. CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS.

            (a) Each Lender and Issuing Bank authorizes and directs the Collateral Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and Issuing Bank agrees that any action taken by any Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by any Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the Issuing Banks. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by any Borrower or any other Loan Party a party thereto; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein; provided, however, the Collateral Agent hereby appoints, authorizes and directs the other Agents, the Lenders and the Issuing Banks to act as collateral sub-agent for the Collateral Agent, the Lenders and the Issuing Banks for purposes of the perfection of all Liens with respect to any property of the Company or any of its Subsidiaries at any time in the possession of such Agent, such Lender or such Issuing Bank, including, without limitation, deposit accounts maintained with, and cash held by, such Agent, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Collateral Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

            (b) The Administrative Agent, each Lender and each Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release any Lien held by the Collateral Agent for the benefit of the Lenders and the Issuing Banks:

            (i) against all of the Collateral, upon payment in full of the Obligations of all of the Loan Parties under the Loan Documents and termination of this Agreement;

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            (ii) against all of the Collateral (other than the "Collateral"
      under (and as defined in) the Cash Collateral Agreement), upon satisfaction of the conditions set forth in Section 8.01(o)(ii);

            (iii) against any part of the Collateral sold or disposed of by the Company or any of its Subsidiaries, if such sale or disposition is otherwise permitted under this Agreement, as certified to the Collateral Agent by the Borrowers, or is otherwise consented to by the Required Lenders;

            (iv) against any part of the Collateral consisting of a promissory note, upon payment in full of the Debt evidenced thereby;

            (v) against any part of the "Collateral" (as defined in the Cash Collateral Agreement) to the extent required pursuant to the Cash Collateral Agreement; and/or

            (vi) against any of the Collateral and any Grantor upon the occurrence of any event described in Section 8.10 of the Company Pledge Agreement or in Section 9.10 of the Subsidiary Pledge Agreement.

The Administrative Agent, each Lender and each Issuing Bank hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.03(b) promptly upon the effectiveness of any such release.

      SECTION 10.04. RELEASE OF GUARANTORS. Upon (x) the liquidation or dissolution of any Guarantor, or sale of all of the capital stock or other ownership interests of any Guarantor, or the sale of assets of any Guarantor the result of which is that such Guarantor no longer qualifies as a Restricted Subsidiary, in each case which is permitted pursuant to the terms of any Loan Document or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrowers or (y) the occurrence of any event described in Section 11 of the Guaranty, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the applicable Guarantor from its obligations under the Guaranty; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Guarantor without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Loans, any other Guarantor's obligations under the Guaranty, or, if applicable, any obligations of any Borrower or any Subsidiary of any Borrower in respect of the proceeds of any such sale retained by any Borrower or any Subsidiary of any Borrower.

                                   ARTICLE XI
                                  MISCELLANEOUS

      SECTION 11.01. AMENDMENTS, ETC. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance

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and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive, modify or eliminate any of the conditions specified in Article VI, (ii) increase the Commitments of the Lenders that may be maintained hereunder, (iii) reduce or forgive the principal of, or interest on, any Loan, the commitment fee payable pursuant to Section 2.02(a) or other any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(b)), (iv) postpone any date fixed for any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(b)) (except with respect to any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations which modification shall require only the approval of the Required Lenders), (v) change the definition of "Required Lenders" contained in Section 1.01 or change any other provision that specifies the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) amend, waive or modify Section 2.03(b) or this Section 11.01, (vii) release the Collateral Agent's Lien on all of the Collateral or any portion of the Collateral in excess of $50,000,000 (except as provided in Section 10.03(b)), (viii) extend the Commitment Termination Date or the Maturity Date, (ix) amend, waive or modify any provision of Section 5.01(g),
5.05 or 5.07 that provides for or ensures ratable distributions to the Lenders or (x) amend, waive or modify any provision of Section 4.02 that requires each Letter of Credit to have a stated expiry date no later than five (5) Business Days (or, in the case of any commercial Letter of Credit, thirty (30) Business
Days) prior to the Commitment Termination Date; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each affected Agent in addition to the Lenders required above to take such action, affect the rights or duties of any Agent under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of any Issuing Bank under this Agreement or any other Loan Document. Any request from the Borrowers for any amendment, waiver or consent under this Section 11.01 shall be addressed to the Administrative Agent.

      SECTION 11.02. NOTICES, ETC. Subject to Section 11.14, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing and mailed, sent by courier service, telecopied or delivered, (i) if to either Borrower, at its address at One Energy Plaza, Jackson, Michigan 49201, Attention: S. Kinnie Smith, Jr., General Counsel, with a copy to Laura L. Mountcastle, Vice President, Investor Relations and Treasurer, One Energy Plaza, Jackson, Michigan 49201; (ii) if to any Bank, at the address set forth on the signature page hereto with respect to such Bank;
(iii) if to any Issuing Bank, at its address specified in the Issuing Bank Agreement to which it is a party; (iv) if to any Lender other than a Bank, at its Applicable Lending Office specified in the Lender Assignment pursuant to which it became a Lender; (v) if to the Administrative Agent with respect to funding or payment of any amounts hereunder, at its address at 2 Penns Way, Suite 200, New Castle, DE 19270, Attn: Dawn Conover, Telephone No. (302) 894-6063, Telecopy No. (302) 894-6120; (vi) if to the Administrative Agent for any other reason or to the Collateral Agent, at its address at 388 Greenwich Street, New York, New York 10003, Attn: Nick McKee, Telephone No. (212) 816-8592, Telecopy No. (212) 816-8098; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. Each such notice or other

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communication shall be effective (i) if given by telecopy transmission, when transmitted to the telecopy number specified in this Section 11.02 and confirmation of receipt is received, (ii) if given by mail, 5 days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section 11.02, except that notices and communications to any Agent pursuant to Article II, III, or X shall not be effective until received by such Agent.

      SECTION 11.03. NO WAIVER OF REMEDIES. No failure on the part of any Borrower, any Lender, any Issuing Bank or any Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 11.04. COSTS, EXPENSES AND INDEMNIFICATION.

            (a) The Borrowers jointly and severally agree to (i) reimburse on demand all reasonable costs and expenses of each Agent and each Arranger (including reasonable fees and expenses of counsel to the Agents) in connection with (A) the preparation, syndication, negotiation, execution and delivery of the Loan Documents and (B) the care and custody of any and all collateral, and any proposed modification, amendment, or consent relating to any Loan Document, and (ii) to pay on demand all reasonable costs and expenses of each Agent and, on and after the date upon which the principal amount outstanding hereunder becomes or is declared to be due and payable pursuant to Section 9.02 or an Event of Default specified in Section 9.01(a) shall have occurred and be continuing, each Lender (including fees and expenses of counsel to the Agents, special Michigan counsel to the Lenders and, from and after such date, counsel for each Lender (including the allocated costs and expenses of in-house counsel)) in connection with the workout, restructuring or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder.

            (b) The Borrowers jointly and severally agree to indemnify each Agent, each Arranger, each Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNIFIED PERSON") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnified Person, incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or other Extension of Credit or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of any Hazardous Substance on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, (iv) the use of the Platform as contemplated herein, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party

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thereto; provided, that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The Borrower shall pay any civil penalty or fine assessed by the Office of Foreign Assets Control against any Indemnified Person and all reasonable costs and expenses (including reasonable fees and expenses of counsel to such Indemnified Persons) incurred in connection with defense thereof, as a result of acts or omissions of the Borrowers contrary to the representation made in Section 7.01(u).

            (c) The Borrowers' other obligations under this Section 11.04 shall survive the repayment of all amounts owing to the Lenders, the Issuing Banks and the Agents under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of any Borrower under this Section 11.04 are unenforceable for any reason, the Borrowers jointly and severally agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

      SECTION 11.05. RIGHT OF SET-OFF.

            (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 9.02 to authorize the Administrative Agent to declare the principal amount outstanding hereunder to be due and payable pursuant to the provisions of Section 9.02, each Lender and Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank, as applicable, to or for the credit or the account of any Borrower, against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Promissory Notes held by such Lender or the Issuing Bank Agreement to which such Issuing Bank is a party, as the case may be, irrespective of whether or not such Lender or such Issuing Bank, as applicable, shall have made any demand under this Agreement or such Promissory Notes or such Issuing Bank Agreement, as the case may be, and although such obligations may be unmatured. Each Lender and Issuing Bank agrees to notify promptly the applicable Borrower after any such set-off and application made by such Lender or Issuing Bank, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and Issuing Bank under this
Section 11.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender and Issuing Bank may have.

            (b) Each Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of any Borrower's rights to any independent claim that such Borrower may have against any Agent or any Lender for such Agent's or such Lender's, as the case may be, gross negligence or willful misconduct, but no Lender shall be liable for any such conduct on the part of any Agent or any other Lender, and no Agent shall be liable for any such conduct on the part of any Lender or any other Agent.

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      SECTION 11.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agents and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents and each Lender and their respective successors and assigns, except that, other than in connection with Enterprises reconstituting itself as a limited liability company as permitted under Section 8.02(h), neither Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

      SECTION 11.07. ASSIGNMENTS AND PARTICIPATION.

            (a) Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement pursuant to subsection (b) below and any Lender may assign all or any part of its rights and obligations under this Agreement pursuant to subsection (c) below.

            (b) Any Lender may sell participations to one or more banks or other entities (each a "PARTICIPANT") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its outstanding Loan), provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of the Loans of such Lender for all purposes of this Agreement and (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 11.01 or of any other Loan Document. The Borrowers agree that each Participant shall be deemed to have the right of set-off provided in Section 11.05 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in Section 11.05 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of set-off provided in Section 11.05, agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section
11.05 as if each Participant were a Lender. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 5.04 and 5.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(c); provided that (i) a Participant shall not be entitled to receive any greater payment under Section 5.04 or 5.06 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 5.06 to the same extent as if it were a Lender.

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            (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, with the consent of the Administrative Agent and each Issuing Bank (such consent not to be unreasonably withheld or delayed), at any time assign to any other Lender or to any Eligible Bank all or any part of its rights and obligations under this Agreement, provided, that the aggregate of the Commitments and the principal amount the Loans subject to any such assignment (other than assignments to a Federal Reserve Bank, or to any other Lender, or to any direct or indirect contractual counterparties in swap agreements relating to the Loans to the extent required in connection with the physical settlement of any Lender's obligations pursuant thereto) shall be $5,000,000 (or such lesser amount consented to by the Administrative Agent); provided, that, unless such Lender is assigning all of its rights and obligations hereunder, after giving effect to such assignment the assigning Lender shall have Commitments and Loans in the aggregate of not less than $5,000,000 (unless otherwise consented to by the Administrative Agent).

            (d) Any Lender may, in connection with any sale or participation or proposed sale or participation pursuant to this Section 11.07 disclose to the purchaser or Participant or proposed purchaser or Participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers, provided that prior to any such disclosure of non-public information, the purchaser or Participant or proposed purchaser or Participant (which Participant is not an affiliate of a Lender) shall agree to preserve the confidentiality of any confidential information (except any such disclosure as may be required by law or regulatory process) relating to the Borrowers received by it from such Lender.

            (e) Assignments under this Section 11.07 shall be made pursuant to an agreement (a "LENDER ASSIGNMENT") substantially in the form of Exhibit F hereto or in such other form as may be agreed to by the parties thereto and shall not be effective until a $3,500 fee has been paid to the Administrative Agent by the assignee, which fee shall cover the cost of processing such assignment, provided, that such fee shall not be incurred in the event of an assignment by any Lender of all or a portion of its rights under this Agreement to (i) a Federal Reserve Bank, (ii) a Lender (iii) an affiliate of the assigning Lender (which affiliate shall be an Eligible Bank) or (iv) to any direct or indirect contractual counterparties in swap agreements relating to the Loans to the extent required in connection with the physical settlement of any Lender's obligations pursuant thereto.

            (f) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender is obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall remain obligated to make such Loan pursuant to the terms hereof, (iii) the Borrowers shall not be required to pay any amount under Section 5.06 that is greater than the amount which it would have been required to pay had there been no grant to an SPC and (iv) any SPC (or assignee of an SPC) will comply, if applicable, with the provisions contained in
Section 5.06. No grant by any Granting Lender to an SPC agreeing to provide a Loan or the making of such Loan by such SPC shall operate to relieve such Granting Lender of its liabilities and

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obligations hereunder, except to the extent of the making of such Loan by such
SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In addition, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Administrative Agent in its sole discretion) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and
(ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 11.07(f) may not be amended without the written consent of any SPC that holds an option to provide Loans. No recourse under any obligation, covenant, or agreement of the SPC contained in this Agreement shall be had against any shareholder, officer, agent or director of the SPC as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the SPC and no personal liability shall attach to or be incurred by any officer, agent or member of the SPC as such, or any of them under or by reason of any of the obligations, covenants or agreements of the SPC contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the SPC of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by all parties to this Agreement as a condition of and consideration for the SPC entering into this Agreement; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. All parties to this Agreement acknowledge and agree that the SPC shall only be liable for any claims that each of them may have against the SPC only to the extent of the SPC's assets. The provisions of this clause shall survive the termination of this Agreement.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (h) The Administrative Agent shall maintain at its address referred to in Section 11.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

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      SECTION 11.08. CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrowers have furnished and will from time to time furnish to the Agents, the Issuing Banks and the Lenders (each, a "RECIPIENT") written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or
(iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrowers, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrowers may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with its Affiliates, prospective Participants in or assignees of the Recipient's position herein or direct or indirect counterparties (or their advisors) to any swap, securitization or derivative transaction relating to the Obligations, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such Person entering into an agreement as to confidentiality similar to this Section 11.08. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (1) by a regulatory agency, self-regulatory body or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (2) pursuant to court order, subpoena or other legal process or in connection with any proceeding, suit or other action relating to any Loan Document or (3) otherwise, as required by law; in the event of any required disclosure under clause (2) or (3), above, the Recipient agrees to use reasonable efforts to inform the Borrowers as promptly as practicable to the extent not prohibited by law. Notwithstanding any other provision of this Agreement, each party (and each Participant pursuant to Section 11.07) (and each employee, representative or other agent of such party (or Participant)) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

      SECTION 11.09. Waiver of Jury Trial. THE BORROWERS, THE AGENTS, THE ISSUING BANKS AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

      SECTION 11.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE PROMISSORY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE

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STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).
THE BORROWERS, THE LENDERS, THE ISSUING BANKS AND THE AGENTS, EACH (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION ARISING OUT OF ANY LOAN DOCUMENT,
(II) AGREES THAT ALL CLAIMS IN SUCH ACTION MAY BE DECIDED IN SUCH COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (IV) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION
IN ANY OTHER COURT. EACH BORROWER AGREES THAT THE AGENTS SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENTS, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE
COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT
OR OTHER COURT ORDER ENTERED IN FAVOR OF ANY AGENT, ANY ISSUING BANK OR ANY LENDER. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE
COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY ANY AGENT, ANY ISSUING BANK OR ANY LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS,
OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY AGENT, ANY ISSUING BANK OR ANY LENDER. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH ANY AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

      SECTION 11.11. RELATION OF THE PARTIES; NO BENEFICIARY. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of this Agreement or any other Loan Document shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto or thereto. Each Borrower hereby acknowledges that none of the Agents, the Lenders or the Issuing Banks has any fiduciary relationship with or fiduciary duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents, the Lenders and the Issuing Banks, on the one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

      SECTION 11.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

      SECTION 11.13. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the certificates pursuant hereto shall be considered to have been relied upon by the Agents, the Lenders and the Issuing Banks and shall survive the making

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by the Lenders and the Issuing Banks of the Extensions of Credit and the
execution and delivery to the Lenders of any Promissory Notes evidencing the Extensions of Credit and shall continue in full force and effect so long as any Promissory Note or any amount due hereunder is outstanding and unpaid, any Letter of Credit remains outstanding or any Commitment of any Lender has not been terminated.

      SECTION 11.14. PLATFORM.

            (a) Each Borrower shall use its commercially reasonable best efforts to transmit to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a notice of borrowing or other extension of credit or a conversion of an existing interest rate on any Loan or Borrowing (including, without limitation, any Notice of Conversion), (ii) relates to the payment of any principal or other amount due hereunder prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default hereunder or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Extension of Credit hereunder (all such non-excluded communications being referred to herein collectively as "COMMUNICATIONS"), in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to oploanswebadmin@citigroup.com (or such other e-mail address designated by the Administrative Agent from time to time). In addition, each Borrower shall continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent. Each Lender, each Issuing Bank and the Borrowers further agree that the Administrative Agent may make the Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the "PLATFORM"); provided, however, that upon written notice to the Administrative Agent and the Company, any Lender or any Issuing Bank (such lender a "DECLINING LENDER") may decline to receive Communications via the Platform and shall direct the Company to provide, and the Company shall so provide, such Communications to such Declining Lender by delivery to such Declining Lender's address set forth on the signature pages hereto, or as specified in the Lender Assignment pursuant to which it became a Lender or as otherwise directed in such notice. Subject to the conditions set forth in the proviso in the immediately preceding sentence, nothing in this Section 11.14 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders in any other manner specified herein.

            (b) Each Lender and Issuing Bank (other than a Declining Lender) agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender or such Issuing Bank, as applicable, for purposes of this Agreement. Each Lender and Issuing Bank (other than a Declining Lender) agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender or such Issuing Bank, as

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applicable, to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

            (c) Each party hereto (other than a Declining Lender) agrees that any electronic communication referred to in this Section 11.14 shall be deemed delivered upon the posting of a record of such communication as "sent" in the e-mail system of the sending party or, in the case of any such communication to the Administrative Agent, upon the posting of a record of such communication as "received" in the e-mail system of the Administrative Agent, provided that if such communication is not so received by the Administrative Agent during the normal business hours of the Administrative Agent, such communication shall be deemed delivered at the opening of business on the next business day for the Administrative Agent.

            (d) Each party hereto acknowledges that the distribution of material through an electronic medium is not necessarily secure and there are confidentiality and other risks associated with such distribution.

            (e) EACH PARTY HERETO FURTHER ACKNOWLEDGES AND AGREES THAT:

            (i) NONE OF THE ADMINISTRATIVE AGENT, ITS AFFILIATES NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE "CITIGROUP PARTIES") WARRANTS THE ADEQUACY OF THE PLATFORM OR THE ACCURACY OR COMPLETENESS OF ANY COMMUNICATIONS, AND EACH CITIGROUP PARTY EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY COMMUNICATIONS, AND

            (ii) NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY CITIGROUP PARTY IN CONNECTION WITH ANY COMMUNICATIONS OR THE PLATFORM.

            (f) This Section 11.14 shall terminate on the date that neither CUSA nor any of the Citigroup Parties is the Administrative Agent under this Agreement.

      SECTION 11.15. USA PATRIOT ACT. Each Lender hereby notifies the Borrowers that pursuant to requirements of the USA Patriot Act , it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.

                                   ARTICLE XII
                             CO-BORROWER PROVISIONS

      SECTION 12.01. APPOINTMENT. Each of the Borrowers hereby irrevocably designates, appoints and authorizes the other Borrower as its agent and attorney-in-fact to take actions under this Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. The Agents, the Issuing Banks and the Lenders shall be entitled to rely, and shall be fully protected in relying, upon any communication from or to any Borrower as having been delivered by or to all Borrowers. Any action taken by one Borrower under this Agreement and the other Loan Documents shall be binding upon the other Borrower. Each Borrower agrees that it is jointly and severally liable to the Agents, the Issuing Banks and the Lenders for the payment of the Obligations and that such liability is independent of the Obligations of the other Borrower and whether such Obligations become unenforceable against the other Borrower.

      SECTION 12.02. SEPARATE ACTIONS. A separate action or actions may be brought and prosecuted against any Borrower whether such action is brought against the other Borrower or whether the other Borrower is joined in such action or actions. Each Borrower authorizes the Administrative Agent, the Issuing Banks and the Lenders to release the other Borrower without in any manner or to any extent affecting the liability of such Borrower hereunder or under the Loan Documents. Each Borrower waives any defense arising by reason of any disability or other defense of the other Borrower, or the cessation for any reason whatsoever of the liability of the other Borrower with respect to any of the Obligations, or any claim that such Borrower's liability hereunder exceeds or is more burdensome than the liability of the other Borrower.

      SECTION 12.03. OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. Each Borrower hereby agrees that its Obligations hereunder and under the Loan Documents shall be unconditional, irrespective of:

            (a) the validity, enforceability, avoidance or subordination of any of the Obligations or any of the Loan Documents as to the other Borrower;

            (b) the absence of any attempt by, or on behalf of, any Agent, any Issuing Bank or any Lender to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the other Borrower;

            (c) any borrowing or grant of a security interest by the other Borrower or any receiver or assignee in relation to the other Borrower following the occurrence of any event described in Section 9.01(f), pursuant to any provision of applicable law comparable to Section 364 of the Bankruptcy Code;

            (d) the disallowance, under any provision of applicable law comparable to Section 502 of the Bankruptcy Code, of all or any portion of the claims against the other Borrower held by any Lender, any Issuing Bank or any Agent, for repayment of all or any part of the Obligations;

            (e) the insolvency of the other Borrower; and

            (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the other Borrower (other than payment in full in cash of the Obligations and the termination of the Commitments).

      SECTION 12.04. WAIVERS AND ACKNOWLEDGEMENTS.

            (a) Except as otherwise expressly provided under any provision of the Loan Documents or as required by any mandatory provision of applicable law, each Borrower hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership, insolvency or bankruptcy of any Borrower or any other Person, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement and the other Loan Documents, and all other demands whatsoever (and shall not require that the same be made on the other Borrower as a condition precedent to the other Borrower's Obligations hereunder), and covenants that this Agreement (and the joint and several liability of each Borrower under Section 12.01) will not be discharged, except by payment in full in cash of the Obligations and the termination of the Commitments. Each Borrower further waives all notices of the existence, creation or incurrence of new or additional Debt, arising either from additional loans extended to the other Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or Collateral given to any Agent, any Issuing Bank or any Lender to secure payment of all or any part of the Obligations.

            (b) The Agents, the Issuing Banks and/or the Lenders are hereby authorized, without notice or demand and without affecting the liability of the Borrowers hereunder, from time to time, (i) to accept partial payments on all or any part of the Obligations; (ii) to take and hold security or Collateral for the payment of all or any part of the Obligations, this Agreement, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrowers, and (iii) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Agreement, any guaranty of all or any part of the Obligations, and, subject to the terms of the Pledge Agreements, any security or Collateral for the Obligations or for any such guaranty, irrespective of the effect on the contribution or subrogation rights of the Borrowers. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of each Borrower hereunder.

      SECTION 12.05. CONTRIBUTION AMONG BORROWERS.

            (a) To the extent that any payment is made on the Obligations by or on behalf of any Borrower under or pursuant to this Article XII (a "BORROWER PAYMENT") which, taking into account all other Borrower Payments then previously or concurrently made by any other Borrower, exceeds the amount which otherwise would have been paid by or attributable to such Borrower if each Borrower had paid the aggregate Obligations satisfied by such Borrower Payment in the same proportion as such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Borrower Payment) bore to the aggregate Allocable Amounts of each of the Borrower as determined immediately prior to the making of such Borrower Payment, then, following payment in full in cash of the Obligations and the termination or expiration of all Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Borrower Payment.

            (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower with respect to the Obligations without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This Section 12.05 is intended only to define the relative rights of the Borrowers, and nothing set forth in this Section 12.05 is intended to or shall impair the obligations of the Borrowers to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

            (e) The rights of the indemnifying Borrower against the other Borrower with respect to any payments on the Obligations shall be exercisable upon the full payment of the Obligations in cash and the termination or expiry of the Commitments.

      SECTION 12.06. SUBROGATION; REINSTATEMENT. Until the Obligations shall have been paid in full in cash and the Commitments shall have been terminated, each Borrower hereby agrees that it (i) shall have no right of subrogation with respect to such Obligations (under contract, Section 509 of the Bankruptcy Code or any comparable provision of any other applicable law, or otherwise) or any other right of indemnity, reimbursement or contribution, and (ii) hereby waives any right to enforce any remedy which any Agent, any Issuing Bank or any Lender may now have or may hereafter have against the other Borrower. The provisions of this Article XII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of either Borrower or otherwise, all as though such payment had not been made.

      SECTION 12.07. SUBORDINATION. Each Borrower agrees that any and all claims of such Borrower against the other Borrower, the Guarantors or any endorser or other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinated to all of the Obligations; provided, that, for the avoidance of doubt, so long as no Event of Default shall be continuing, each Borrower may make loans to and receive payments in the ordinary course with respect to Inter-Borrower Debt (as hereinafter defined) from the other Borrower to the extent not prohibited by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of any Borrower to ask for, demand, sue for, take or receive any payment from the other Borrower, all rights and Liens of such Borrower, whether now or hereafter arising and howsoever existing, in any assets of the other Borrower (whether constituting part of the Collateral or otherwise) shall be and hereby are subordinated to the rights of the Agents, the Issuing Banks or the Lenders in those assets. Such Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been paid in full in cash, no Letters of Credit remain outstanding and the Commitments shall have been terminated. If all or any part of the assets of any Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Borrower is dissolved or if substantially all of the assets of any Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Debt of any Borrower to the other Borrower ("INTER-BORROWER DEBT") shall be paid or delivered directly to the Administrative Agent for application to the Obligations, due or to become due, until such Obligations shall have been paid in full in cash and no Letters of Credit remain outstanding. Each Borrower irrevocably authorizes and empowers the Administrative Agent, each of the Issuing Banks and each of the Lenders to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Borrower such proofs of claim and take such other action, in the Administrative Agent's, such Issuing Bank's or such Lender's own name or in the name of such Borrower or otherwise, as the Administrative Agent, any Issuing Bank or any Lender may deem reasonably necessary or reasonably advisable for the enforcement of this Agreement. After the occurrence and during the continuance of a Default or an Event of Default, each Lender may vote, with respect to the Obligations owed to it, such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Except as permitted under Sections 8.02(d) and (e), should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Inter-Borrower Debt during the continuance of any Event of Default and prior to the payment in full in cash of all of the Obligations, the termination or cancellation of each Letter of Credit and the termination of the Commitments, such Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Agents, the Issuing Banks and the Lenders and shall forthwith deliver the same to the Administrative Agent in precisely the form received (accompanied by the endorsement or assignment of such Borrower where necessary), for application to the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of the Agents, the Issuing Banks and the Lenders. After the occurrence and during the continuance of a Default or an Event of Default, if any Borrower fails to make any such endorsement or assignment to the Agents, the Issuing Banks or the Lenders, the Agents, the Issuing Banks or the Lenders (or any of their respective officers or employees) are hereby irrevocably authorized to make the same. Each Borrower agrees that until the Obligations have been paid in full in cash, no Letters of Credit remain outstanding and the Commitments have been terminated, such Borrower will not assign or transfer to any Person any claim such Borrower has or may have against any other Borrower (other than in favor of the Administrative Agent pursuant to the Loan Documents).

                                  ARTICLE XIII
           NO NOVATION; REFERENCES TO THIS AGREEMENT IN LOAN DOCUMENTS

      SECTION 13.01. NO NOVATION. It is the express intent of the parties hereto that this Agreement (i) shall re-evidence, in part, the Borrowers' indebtedness under the Existing Credit Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations of the Borrowers under the Existing Credit Agreement, and (iii) is in no way intended to constitute a novation of any of the Borrowers' indebtedness which was evidenced by the Existing Credit Agreement or any of the other Loan Documents.

      SECTION 13.02. REFERENCES TO THIS AGREEMENT IN LOAN DOCUMENTS. Upon the effectiveness of this Agreement, on and after the date hereof, each reference in any other Loan Document to the Existing Credit Agreement (including any reference therein to "the Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring thereto) shall mean and be a reference to this Agreement.

                            [Signature pages follow.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         CMS ENERGY CORPORATION

                                         By: /s/ Laura L. Mountcastle
                                             ----------------------------
                                             Name: Laura L. Mountcastle
                                             Title: Vice President and Treasurer

                                         CMS ENTERPRISES COMPANY

                                         By: /s/ Laura L. Mountcastle
                                             -------------------------------
                                             Name: Laura L. Mountcastle
                                             Title: Vice President and Treasurer

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                  CITICORP USA, INC., as Collateral Agent and as Administrative Agent

                                  By /s/ Amit Vasani
                                     -------------------------------------------
                                     Name: Amit Vasani
                                     Title: Vice President

                                  CITIBANK, N.A., as a Lender

                                  By: /s/ Amit Vasani
                                      ------------------------------------------
                                      Name: Amit Vasani
                                      Title: Vice President

                                  Address:   388 Greenwich St.
                                             New York, NY 10013
                                  Attn:      Amit Vasani
                                  Telephone: (212)816-4166
                                  Fax:       (212)816-8098

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                      UNION BANK OF CALIFORNIA, N.A.,
                                      as Syndication Agent and a Lender

                                      By: /s/ Kevin M. Zitar
                                          --------------------------------------
                                          Name: Kevin M. Zitar
                                          Title: Vice President

                                      Address:   445 S. Figueroa St., 15th Floor
                                                 Los Angeles, CA 90071
                                      Attn:      Kevin M. Zitar
                                      Telephone: (213)236-5503
                                      Fax:       (213)236-4096

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                      BARCLAYS BANK PLC, as a Documentation
                                      Agent and a Lender

                                      By: /s/ Sydney G. Dennis
                                          --------------------------------------
                                          Name: Sydney G. Dennis
                                          Title: Director

                                      Address:   200 Park Avenue
                                                 New York, NY 10166
                                      Attn:      Sydney G. Dennis
                                      Telephone: (212)412-2470
                                      Fax:       (212)412-2844

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                      JPMORGAN CHASE BANK, N.A.,
                                      as a Documentation Agent and a Lender

                                      By: /s/ Peter M. Ling
                                          --------------------------------------
                                          Name: Peter M. Ling
                                          Title: Managing Director

                                      Address:   270 Park Avenue/4
                                                 New York, NY 10017
                                      Attn:      Peter M. Ling
                                      Telephone: (212)270-4676
                                      Fax:       (212)270-3089

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  as a Documentation Agent and a Lender

                                  By: /s/ Lawrence N. Gross
                                      --------------------------------------
                                      Name: Lawrence N. Gross
                                      Title: Assistant Vice President

                                  Address:   191 Peachtree Street NE, 28th Floor
                                             MC GA8050
                                             Atlanta, GA 30303
                                  Attn:      Larry N. Gross
                                  Telephone: (404)332-4158
                                  Fax:       (404)332-4058

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                       MERRILL LYNCH BANK USA, as a Lender

                                       By: /s/ Louis Alder
                                           -------------------------------------
                                           Name: Louis Alder
                                           Title: Director

                                       Address:   15 West South Temple, Ste. 300
                                                  Salt Lake City, UT 84101
                                       Attn:      Frank Stepan
                                       Telephone: (801)526-8316
                                       Fax:       (801)531-7470

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                         BANK OF AMERICA, N.A., as a Lender

                                         By: /s/ Michelle A. Schoenfeld
                                             -----------------------------------
                                             Michelle A. Schoenfeld
                                             Senior Vice President

                                         Address:   100 North Tryon Street
                                                    NC1-007-13-13
                                                    Charlotte, NC 28255
                                         Attn:      Michelle A. Schoenfeld
                                         Telephone: (704)386-1432
                                         Fax:       (704)386-1319

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                       BNP PARIBAS, as a Lender

                                       By: /s/ Mark A. Renaud
                                           -------------------------------------
                                           Name: MARK A. RENAUD
                                           Title: Managing Director

                                       By: /s/ Francis J. DeLaney
                                           -------------------------------------
                                           Name: FRANCIS J. DeLaney
                                           Title: Managing Director

                                       Address:   787 Seventh Avenue, 31st Floor
                                                  New York, NY 10019
                                       Attn:      Mark Renaud
                                       Telephone: (212) 841-2807
                                       Fax:       (212) 841-2052

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                               CREDIT SUISSE, Cayman Islands Branch, as a Lender

                               By: /s/ Brian T. Caldwell
                                   ---------------------------------------------
                                   Name: BRIAN T. CALDWELL
                                   Title: DIRECTOR

                               By: /s/ Gregory S. Richards
                                   ---------------------------------------------
                                   Name: GREGORY S. RICHARDS
                                   Title: ASSOCIATE

                               Address:   Eleven Madison Avenue
                                          New York, NY 10010
                               Attn:      Brian Caldwell
                               Telephone: (212) 325-0029
                               Fax:       (212) 325-8321

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                          DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                          as a Lender

                                              /s/ Marcus M. Tarkington
                                          --------------------------------------
                                          By: Marcus M. Tarkington
                                          Title: Director

                                          Address:   60 Wall Street
                                                     NYC60-4405
                                                     New York, NY 10005
                                          Attn:      Marcus Tarkington
                                          Telephone: (212)250-6153
                                          Fax:       (212)797-0070

                                              /s/ Anca Trifan
                                          --------------------------------------
                                          By: Anca Trifan
                                          Title: Director

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                       KEYBANK NATIONAL ASSOCIATION, as a Lender

                                       BY: /s/ Sherrie I. Manson
                                           -------------------------------------
                                           Name: Sherrie I. Manson
                                           Title: Vice President

                                       Address:   127 Public Square
                                                  Mailcode: OH-01-27-0623
                                                  Cleveland, OH 44114
                                       Attn:      Sherrie I. Manson
                                       Telephone: (216) 689-3443
                                       Fax:       (216) 689-4981

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                           MORGAN STANLEY BANK, as a Lender

                                           By: /s/ Daniel Twenge
                                               ---------------------------------
                                               Name: Daniel Twenge
                                               Title: Vice President
                                                      Morgan Stanley Bank

                                           Address:   ________________________
                                                      ________________________
                                           Attn:      ________________________
                                           Telephone: (_______)_______________
                                           Fax:       (_____)_______________

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                           COMERICA BANK, as a Lender

                                           By: /s/ Blake W. Arnett
                                               ---------------------------------
                                               Name: Blake W. Arnett
                                               Title: Account Officer

                                           Address:   500 Woodward
                                                      Mail Code 3268
                                                      Detroit, MI 48224
                                           Attn:      Blake W. Arnett
                                           Telephone: (313)222-7802
                                           Fax:       (313)222-9514

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                       STANDARD FEDERAL BANK, as a Lender

                                       By: /s/ Richard C. Northrup, III
                                           -------------------------------------
                                           Name: Richard C. Northrup, III
                                           Title: First Vice President

                                       Address:   201 South Main Street
                                                  Ann Arbor, Michigan 48104
                                       Attn:      Richard C. Northrup, III
                                       Telephone: (734) 747-7626
                                       Fax:       (734) 747-7637

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                UBS Loan Finance LLC, as a Lender

                                BY: /s/ Wilfred V. Saint
                                    --------------------------------------------
                                    Name: Wilfred V. Saint
                                    Title: Director
                                           Banking Products
                                           Services, US

                                By: /s/ Joselin Fernandes
                                    --------------------------------------------
                                    Name: Joselin Fernandes
                                    Title: Associate Director
                                           Banking Products
                                           Services, US

                                Address:   677 Washington Blvd, 6th floor, tower
                                           Stamford, CT 06912
                                Attn:      Anthony Finocchi
                                Telephone: 203-719-3377
                                Fax:       203-719-3888

                               Signature Page to
                   Sixth Amended and Restated Credit Agreement

                                         ALLIED IRISH BANKS, p.l.c. as a Lender

                                         By: /s/ Rob Moyle
                                             -----------------------------------
                                             Name: Rob Moyle
                                             Title: Vice President

                                         By: /s/ Mark Connelly
                                             -----------------------------------
                                             Name: Mark Connelly
                                             Title: Vice President

                                         Address:   Bankcentre,
                                                    Ballsbridge
                                                    Dublin 4
                                                    Ireland
                                         Attn:      Mary Ellen O'Hanlon
                                         Telephone: +353 (1) 641 6737
                                         Fax:       +353 (1) 608 9815

                                Signature Page to
                   Sixth Amended and Restated Credit Agreement

                               COMMITMENT SCHEDULE

                Lender                      Commitment
-------------------------------------    ---------------
CITIBANK, N.A.                           $ 24,000,000.00

UNION BANK OF CALIFORNIA, N.A.           $ 24,000,000.00

BARCLAYS BANK PLC                        $ 24,000,000.00

JPMORGAN CHASE BANK, N.A.                $ 24,000,000.00

WACHOVIA BANK, NATIONAL ASSOCIATION      $ 24,000,000.00

MERRILL LYNCH BANK USA                   $ 24,000,000.00

BANK OF AMERICA, N.A.                    $ 18,000,000.00

BNP PARIBAS                              $ 18,000,000.00

CREDIT SUISSE, CAYMAN ISLANDS BRANCH     $ 18,000,000.00

DEUTSCHE BANK TRUST COMPANY AMERICAS     $ 18,000,000.00

KEYBANK NATIONAL ASSOCIATION             $ 15,000,000.00

MORGAN STANLEY BANK                      $ 15,000,000.00

COMERICA BANK                            $ 14,666,666.67

STANDARD FEDERAL BANK                    $ 14,666,666.67

UBS LOAN FINANCE LLC                     $ 14,666,666.66

ALLIED IRISH BANKS, p.l.c.               $ 10,000,000.00

Total Commitments:                       $300,000,000.00

                                PRICING SCHEDULE

                    APPLICABLE ABR      APPLICABLE       COMMITMENT
SPECIFIED RATING        MARGIN       EURODOLLAR MARGIN    FEE RATE
-----------------   --------------   -----------------   ----------
Bal/BB+ or higher        0.25%             1.25%           0.25%
      Ba2/BB            0.375%            1.375%           0.30%
     Ba3/BB-             0.50%             1.50%          0.375%
      B1/B+              1.00%             2.00%           0.50%
  B2/B or lower          1.50%             2.50%           0.50%

"Specified Rating" shall be determined as follows:

(a) If either of Moody's or S&P shall issue a rating (a "Facility Rating") of the Obligations of the Company, the Specified Rating shall be the lower of:

      (i)   The Facility Rating (if any) issued by Moody's; and

      (ii)  The Facility Rating (if any) issued by S&P;

      provided, that if a split of greater than one ratings category occurs between the Facility Rating assigned by Moody's and the Facility Rating assigned by S&P, the Specified Rating shall be the ratings category that is one category below the higher of such Facility Ratings;

(b) If (I) neither Moody's nor S&P shall issue a Facility Rating and (II) either of Moody's or S&P shall issue a Debt Rating, the Specified Rating shall be the lower of:

      (i) The ratings category that is one category above the Debt Rating (if any) issued by Moody's; and

      (ii) The ratings category that is one category above the Debt Rating (if any) issued by S&P;

      provided, that if a split of greater than one ratings category occurs between the Debt Rating assigned by Moody's and the Debt Rating assigned by S&P, the Specified Rating shall be the higher of such Debt Ratings; or

(c) If neither Moody's nor S&P shall issue either a Facility Rating or a Debt Rating, the Specified Rating shall be B2/B.